     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              CALPINE CORPORATION

                            CALPINE CAPITAL TRUST II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                   4911                                  77-0212977
                DELAWARE                                   4911                                  77-0532910
     (STATES OR OTHER JURISDICTIONS            (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBERS)               IDENTIFICATION NUMBERS)

                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 995-5115
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                                PETER CARTWRIGHT
      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CALPINE CORPORATION
                ADMINISTRATIVE TRUSTEE, CALPINE CAPITAL TRUST II
                          50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113
                                 (408) 995-5115
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

                   BRUCE C. BENNETT, ESQ.                                        JOSEPH A. COCO, ESQ.
                    COVINGTON & BURLING                                SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                1330 AVENUE OF THE AMERICAS                                       FOUR TIMES SQUARE
                  NEW YORK, NEW YORK 10019                                     NEW YORK, NEW YORK 10036
                       (212) 841-1000                                               (212) 735-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED         REGISTERED(1)(2)          UNIT(1)(2)            PRICE(1)(2)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
5 1/2% Convertible Preferred
Securities, Remarketable Term Income
Deferred Equity Securities ("HIGH
TIDES") of Calpine Capital Trust
II(3)................................       7,200,000                 $50                $360,000,000             $95,040
---------------------------------------------------------------------------------------------------------------------------------
5 1/2% Convertible Subordinated
Debentures due 2030 of Calpine
Corporation..........................          (4)                    (4)                    (4)                    (4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
share, of Calpine Corporation........          (5)                    (5)                    (5)                    (5)
---------------------------------------------------------------------------------------------------------------------------------
Guarantee of the HIGH TIDES by
Calpine Corporation..................          (6)                    (6)                    (6)                    (6)
---------------------------------------------------------------------------------------------------------------------------------
Total................................           --                     --                $360,000,000             $95,040
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act and exclusive of accrued interest and dividends, if any.
(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.
(3) 6,000,000 HIGH TIDES were issued by Calpine Capital Trust II (the "Trust") on January 31, 2000 and an additional 1,200,000 HIGH TIDES were issued by the Trust on February 10, 2000, in offerings exempt from registration under
    Section 4(2) of the Securities Act of 1933 and Rule 144A thereunder. Pursuant to a Registration Rights Agreement, dated January 31, 2000, Calpine Corporation and the Trust are obligated to file this Registration Statement to permit registered resales of the HIGH TIDES and related securities by holders thereof.
(4) $371,134,100 in aggregate principal amount of Calpine Corporation's 5 1/2% Convertible Subordinated Debentures due 2030 (the "Debentures") were issued and sold to the Trust on January 31, 2000 and February 10, 2000 in connection with the issuance by the Trust of the HIGH TIDES. The Debentures may be distributed by the Trust, under certain circumstances, to holders of the HIGH TIDES for no additional consideration. Pursuant to Rule 457(i) of the Securities Act, no registration fee is attributable to the Debentures registered hereby.
(5) The HIGH TIDES are exchangeable for the Debentures, which are convertible into Common Stock, at an initial conversion rate of 0.4881 shares of Common Stock for each HIGH TIDES (or a total of 3,514,320 shares of Common Stock for all of the HIGH TIDES), subject to adjustment under certain circumstances. Shares of Common Stock issued upon conversion of the HIGH TIDES will be issued without the payment of additional consideration. Pursuant to Rule 457(i) of the Securities Act, no registration fee is attributable to the Common Stock registered hereby.
(6) No separate consideration was received for the Guarantee. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Guarantee.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to completion, dated March 31, 2000

PROSPECTUS

                            7,200,000 HIGH TIDES(SM)

                            CALPINE CAPITAL TRUST II
                    5 1/2% CONVERTIBLE PREFERRED SECURITIES
             REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES

                               (HIGH TIDES(SM))*

                    (LIQUIDATION AMOUNT $50 PER HIGH TIDES)

                 GUARANTEED TO THE EXTENT DESCRIBED HEREIN BY,

                     AND CONVERTIBLE INTO COMMON STOCK OF,

                              CALPINE CORPORATION

LOGO
THE SECURITIES

     The 5 1/2% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) or HIGH TIDES(SM) represent undivided preferred beneficial ownership interests in the assets of Calpine Capital Trust II, a subsidiary trust of Calpine Corporation. Each HIGH TIDES is initially convertible into shares of Calpine's common stock at the rate of
0.4881 shares of common stock for each HIGH TIDES (equivalent to an initial conversion price of $102.4375 per share of common stock). The HIGH TIDES are guaranteed by Calpine on a subordinated basis to the extent described in this prospectus.

     Calpine owns all of the common securities issued by the Trust. The Trust was formed for the sole purpose of issuing the common securities and the HIGH TIDES and using the proceeds to purchase 5 1/2% Convertible Subordinated Debentures due February 1, 2030, from Calpine.

     Specific terms of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee are provided in this prospectus.

THE OFFERING

     The HIGH TIDES, the debentures and the common stock issuable upon conversion of the HIGH TIDES may be offered and sold from time to time pursuant to this prospectus by the holders of those securities or by their transferees, pledgees, donees or successors (all of which we refer to as selling holders). The securities may be sold by the selling holders directly to purchasers or through agents, underwriters or dealers. The names of any selling holders, agents, underwriters or dealers involved in the sale of the securities, and the agent's commission, dealer's purchase price or underwriter's discount, if any, will be provided in supplements to this prospectus. The selling holders will receive all of the proceeds from the sale of the securities and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. We are responsible for the payment of all other expenses incident to the offer and sale of the securities. The selling holders and any broker-dealers, agents or underwriters that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting commission or discounts under the Securities Act.

     Calpine's common stock is traded on The New York Stock Exchange under the symbol "CPN." The common stock registered pursuant hereto has been listed on The New York Stock Exchange.
     INVESTING IN THE HIGH TIDES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 14.

* The terms Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) or HIGH TIDES(SM) are registered service marks of Credit Suisse First Boston Corporation.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is                , 2000

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
SUMMARY.....................................................    4
RISK FACTORS................................................   14
WHERE YOU CAN FIND MORE INFORMATION.........................   19
FORWARD-LOOKING STATEMENTS..................................   20
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES.............   21
USE OF PROCEEDS.............................................   22
PLAN OF DISTRIBUTION........................................   23
CALPINE CAPITAL TRUST II....................................   24
SECURITIES OFFERED..........................................   28
THE REMARKETING.............................................   28
THE REMARKETING AGENT.......................................   34
DESCRIPTION OF HIGH TIDES...................................   35
DESCRIPTION OF DEBENTURES...................................   57
DESCRIPTION OF THE GUARANTEE................................   67
RELATIONSHIP AMONG THE HIGH TIDES, THE DEBENTURES AND THE
  GUARANTEE.................................................   70
REGISTRATION RIGHTS.........................................   72
DESCRIPTION OF CAPITAL STOCK................................   73
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......   75
CERTAIN ERISA CONSIDERATIONS................................   85
LEGAL MATTERS...............................................   87
INDEPENDENT AUDITORS........................................   87

                           -------------------------

     This document is called a prospectus and is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, selling holders may from time to time sell the securities described in this prospectus in one or more offerings.

     This prospectus provides you with a general description of the securities that the selling holders may offer. Each time a selling holder sells securities, the selling holders are required to provide you with a prospectus supplement containing specific information about the selling holder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

     You should rely only on the information incorporated by reference or provided in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making or soliciting an offer of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

     The prospectus incorporates business and financial information about us that is not included in or delivered with the document. YOU MAY REQUEST AND OBTAIN THIS INFORMATION FREE OF CHARGE BY WRITING OR TELEPHONING US AT THE FOLLOWING ADDRESS: CALPINE CORPORATION, 50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113, ATTENTION: LISA M. BODENSTEINER, ASSISTANT SECRETARY,
TELEPHONE: (408) 995-5115.

     Unless we have indicated otherwise, references in this prospectus to "Calpine," "we," "us" and "our" or similar terms are to Calpine Corporation and its consolidated subsidiaries, excluding the Calpine Capital Trust II and Calpine Capital Trust.

                                    SUMMARY

     This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the HIGH TIDES. You should carefully read the entire prospectus and any supplemental prospectus, including the risk factors and the documents incorporated by reference.

     All information in this prospectus reflects the 2 for 1 stock split that became effective on October 7, 1999.

                                  THE COMPANY

     We are a leading independent power company engaged in the development, acquisition, ownership and operation of power generation facilities and the sale of electricity predominantly in the United States. We have experienced significant growth in all aspects of our business over the last five years. Currently, we own interests in 44 power plants having an aggregate capacity of 4,273 megawatts. We also have eleven gas-fired projects and two project expansions under construction having an aggregate capacity of 6,435 megawatts and have announced plans to develop fourteen gas-fired power plants with a total capacity of 9,530 megawatts. Upon completion of our projects under construction, we will have interests in 55 power plants located in 17 states having an aggregate capacity of 10,708 megawatts, of which we will have a net interest in 8,924 megawatts. Of this total generating capacity, 90% will be attributable to gas-fired facilities and 10% will be attributable to geothermal facilities.

     As a result of our expansion program, our revenues, cash flow, earnings and assets have grown significantly over the last five years, as shown in the table below.

                                                                             COMPOUND
                                                                              ANNUAL
                                                    1994         1999       GROWTH RATE
                                                  --------    ----------    -----------
                                                  (DOLLARS IN MILLIONS)
Total Revenue...................................   $ 94.8      $  847.7         55%
EBITDA..........................................     53.7         392.2         49%
Net Income......................................      6.0          95.1         74%
Total Assets....................................    421.4       3,991.6         57%

     Since our inception in 1984, we have developed substantial expertise in all aspects of the development, acquisition and operation of power generation facilities. We believe that the vertical integration of our extensive engineering, construction management, operations, fuel management and financing capabilities provides us with a competitive advantage to successfully implement our acquisition and development program and has contributed to our significant growth over the past five years.

                                   THE MARKET

     The power industry represents the third largest industry in the United States, with an estimated end-user market of over $225 billion of electricity sales in 1999 produced by an aggregate base of power generation facilities with a capacity of approximately 785,000 megawatts. In response to increasing customer demand for access to low-cost electricity and enhanced services, new regulatory initiatives have been and are continuing to be adopted at both the state and federal level to increase competition in the domestic power generation industry. The power generation industry historically has been largely characterized by electric utility monopolies producing electricity from old, inefficient, high-cost generating facilities selling to a captive customer base. Industry trends and regulatory initiatives have transformed the existing market into a more competitive market where end-users purchase electricity from a variety of suppliers, including non-utility generators, power marketers, public utilities and others.

     There is a significant need for additional power generating capacity throughout the United States, both to satisfy increasing demand, as well as to replace old and inefficient generating facilities. Due to environmental and economic considerations, we believe this new capacity will be provided predominantly by gas-fired facilities. We believe that these market trends will create substantial opportunities for efficient, low-cost power producers that can produce and sell energy to customers at competitive rates.

     In addition, as a result of a variety of factors, including deregulation of the power generation market, utilities, independent power producers and industrial companies are disposing of power generation facilities. To date, numerous utilities have sold or announced their intentions to sell their power generation facilities and have focused their resources on the transmission and distribution business segments. Many independent producers operating a limited number of power plants are also seeking to dispose of their plants in response to competitive pressures, and industrial companies are selling their power plants to redeploy capital in their core businesses.

                                    STRATEGY

     Our strategy is to continue our rapid growth by capitalizing on the significant opportunities in the power market, primarily through our active development and acquisition programs. In pursuing our growth strategy, we utilize our management and technical knowledge to implement a fully integrated approach to the acquisition, development and operation of power generation facilities. This approach uses our expertise in design, engineering, procurement, finance, construction management, fuel and resource production and acquisition, operations and power marketing, which we believe provides us with a competitive advantage. The key elements of our strategy are as follows:

     - Development of new and expansion of existing power plants. We are actively pursuing the development of new and expansion of our existing highly efficient, low-cost, gas-fired power plants to replace old and inefficient generating facilities and meet the demand for new generation.

     - Acquisition of power plants. Our strategy is to acquire power generating facilities that meet our stringent criteria, provide significant potential for revenue, cash flow and earnings growth and provide the opportunity to enhance the operating efficiencies of the plants.

     - Enhancement of existing power plants. We continually seek to maximize the power generation and revenue potential of our operating assets and minimize our operating and maintenance expenses and fuel costs.

                                   THE TRUST

     Calpine Capital Trust II is a recently created Delaware business trust. We own all of the common securities of the Trust. The Trust was formed solely to issue the HIGH TIDES and common securities, the proceeds of which were used by the Trust to purchase the debentures. We have irrevocably, fully and unconditionally guaranteed all of the Trust's obligations under the HIGH TIDES on a subordinated basis.

     For financial reporting purposes, we treat the Trust as one of our subsidiaries. Accordingly, we include the accounts of the Trust in our consolidated financial statements. We present the HIGH TIDES, together with 5,520,000 5 3/4% HIGH TIDES sold in October 1999 by Calpine Capital Trust, another subsidiary trust of ours, as a separate line item in our consolidated balance sheet entitled "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts," and we include appropriate disclosures about the HIGH TIDES in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the HIGH TIDES as a minority interest in our consolidated statement of income.

                          PRINCIPAL EXECUTIVE OFFICES

     Our principal executive offices and the Trust's place of business are located at 50 West San Fernando Street, San Jose, California 95113. Our telephone number, and the telephone number of the Trust, is (408) 995-5115, and our internet website address is www.calpine.com. The contents of our website are not part of this prospectus.

                                  THE OFFERING

     The HIGH TIDES were originally issued and sold to the initial purchasers, Credit Suisse First Boston Corporation and ING Barings LLC. The initial purchasers simultaneously sold the HIGH TIDES in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The Trust used all of the proceeds of the issuance of the HIGH TIDES and of its concurrent sales of common securities to Calpine, to purchase debentures from Calpine.

Issuer........................   Calpine Capital Trust II. Substantially all of
                                 the assets of the Trust will consist of
                                 Calpine's 5 1/2% Convertible Subordinated
                                 Debentures due 2030. We will own 100% of the outstanding common securities of the Trust.

Securities Registered Pursuant
to this Prospectus............   7,200,000 HIGH TIDES, $371,134,100 in aggregate
                                 principal amount of the debentures, 3,574,320 shares of common stock issuable upon conversion of the HIGH TIDES (subject to adjustment under certain circumstances described in this prospectus) and the guarantee of the HIGH
                                 TIDES.

Distributions.................   Distributions accrue on the HIGH TIDES from the
                                 date of original issuance (January 31, 2000) at the applicable rate applied to the stated liquidation amount of $50 per HIGH TIDES. The applicable rate is 5 1/2% per annum from the date of original issuance to, but excluding the reset date. The reset date is any date (1) not later than February 1, 2005, or, if that day is not a business day, the next succeeding business day, and (2) not earlier than 70 business days prior to February 1, 2005, as may be determined by the remarketing agent, in its sole discretion, for settlement of a successful remarketing. On or after the reset date, the applicable rate will be the term rate established by the remarketing agent based on the outcome of the remarketing. Subject to the distribution deferral provisions described below, the Trust will pay those distributions quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing May 1,
                                 2000. Because distributions on the HIGH TIDES constitute interest for United States federal income tax purposes, corporate holders of the HIGH TIDES will not be entitled to a dividends-received deduction.

Distribution Deferral
Provisions....................   The Trust's ability to pay distributions on the
                                 HIGH TIDES is solely dependent on its receipt of interest payments from us on the debentures. We can, on one or more occasions, defer the interest payments due on the debentures for up to 20 consecutive quarters unless an event of default under the debentures has occurred and is continuing.
                                 However, we cannot defer interest payments beyond the (1) maturity of the debentures, and
                                 (2) in the case of a deferral period that begins prior to the reset date, the reset date.
                                 If we defer interest payments on the
                                 debentures, the Trust will also defer
                                 distributions on the HIGH TIDES. The Trust will be able to pay distributions on the HIGH TIDES only if and to the extent it receives interest payments from us on the debentures. During any deferral period prior to the reset date, distributions will continue to accumulate quarterly at an annual rate of 5 1/2% of the liquidation amount of $50 per HIGH TIDES. Also, the deferred distributions will themselves accrue additional distributions at an annual rate of 5 1/2%, to the extent permitted by law.
                                 The Trust will send you written notice of a deferral of distributions on the HIGH TIDES not later than ten days prior to the record date for the related HIGH TIDES distribution. During any period in which we defer interest payments on the debentures, we cannot:

                                 - declare or pay any dividend on our capital
                                   stock,

                                 - redeem, purchase, acquire or make a
                                   liquidation payment on any of our capital stock, or

                                 - make any interest, principal or premium
                                   payment on, or repurchase or redeem, any of our debt securities that rank equally with or junior to the debentures.

                                 If an interest payment deferral occurs, you will continue to recognize interest income for United States federal income tax purposes in advance of your receipt of any corresponding cash distribution.

                                 If you convert your HIGH TIDES during any interest payment deferral period, you will not receive any cash payment for any deferred distributions.

                                 The HIGH TIDES issued by Calpine Capital Trust in 1999 contain similar distribution deferral provisions. If we elect to defer interest payments on the debentures underlying the 1999 HIGH TIDES, then we will in effect be required to also defer interest payments on the debentures underlying the HIGH TIDES.

Conversion Into Common
Stock.........................   On or prior to the tender notification date,
                                 you may convert each HIGH TIDES into shares of common stock of Calpine at the initial rate of
                                 0.4881 shares of common stock for each HIGH
                                 TIDES (equivalent to an initial conversion price of $102.4375 per share of common stock), subject to adjustment in certain circumstances.
                                 The last reported sale price of Calpine's common stock on The New York Stock Exchange on March 29, 2000 was $92.0 per share. On and after the reset date, each HIGH TIDES may, at the Trust's option and subject to the results of remarketing, become nonconvertible or convertible into a different number of shares of common stock. The conversion price and conversion ratio in effect at any time shall hereafter be referred to as the applicable conversion price and the applicable conversion ratio, respectively, each of which will be subject to adjustment in certain circumstances.

                                 In connection with any conversion of the HIGH TIDES, the property trustee of the Trust will exchange those HIGH TIDES for debentures having a principal amount equal to the stated liquidation amount of HIGH TIDES exchanged. The conversion agent will then immediately convert the debentures into Calpine's common stock.

                                 We will not issue any fractional shares of common stock as a result of the conversion. Instead, we will pay the fractional interest in cash based on the then current market value of our common stock. Also, we will not issue any additional shares of our common stock upon conversion of the HIGH TIDES to pay for any accrued but unpaid distributions on the HIGH TIDES at the time of conversion.

Maturity......................   The HIGH TIDES do not have a stated maturity.
                                 However, the Trust must redeem the HIGH TIDES upon the repayment or redemption, in whole or in part, of the debentures. The debentures will mature on February 1, 2030, unless earlier redeemed. Upon repayment or redemption of the debentures, the Trust will redeem the HIGH
                                 TIDES at their liquidation amounts plus accrued and unpaid distributions.

Remarketing...................   The remarketing agent has agreed to use its
                                 best efforts to remarket all HIGH TIDES
                                 tendered for remarketing. The remarketing agent will establish the following, all of which will be effective as of the reset date:

                                 - the term rate per annum at which
                                   distributions will accrue on the HIGH TIDES,

                                 - the number of shares of common stock, if any,
                                   into which HIGH TIDES may be converted, and

                                 - the price, manner and time, if any, at which
                                   the HIGH TIDES may be redeemed at our option, prior to the stated maturity date of the debentures.

                                 The reset date is any date (1) not later than February 1, 2005, or if that day is not a business day, the next succeeding business day, and (2) not earlier than 70 business days prior to February 1, 2005, as may be determined by the remarketing agent, in its sole discretion, for settlement of a successful remarketing.

                                 The remarketing agent will use its best efforts to establish the term rate, term conversion price and ratio and term call provisions most favorable to us consistent with the remarketing of all HIGH TIDES tendered at a reset price equal to 101% of the liquidation amount of the HIGH TIDES.

                                 At least 30 business days but not more than 90 business days prior to February 1, 2005, the Trust will send a remarketing notice to you stating whether it intends to remarket the HIGH TIDES as securities that either will be convertible into common stock or nonconvertible. All HIGH TIDES you own will be deemed tendered for remarketing unless you deliver an irrevocable notice to the contrary to the tender agent prior to the tender notification date. The tender agent will promptly remit the irrevocable notice to the remarketing agent prior to the tender notification date. The tender notification date is a date no earlier than 10 business days following the remarketing notice date, or a shorter period as shall be agreed to by the remarketing agent.

                                 If no HIGH TIDES are tendered for remarketing, the remarketing will not take place, and the remarketing agent will set the term rate, term conversion price and ratio and term call provisions in a manner consistent with the remarketing notice in the manner that it believes, in its sole discretion, would result in a price per HIGH TIDES equal to 101% of the liquidation amount of the HIGH TIDES were a remarketing actually to occur.

                                 If any HIGH TIDES are tendered for remarketing, the remarketing agent will commence a convertible remarketing or a nonconvertible remarketing. In either case, an initial remarketing will proceed according to instructions set forth in the remarketing notice. The initial remarketing will fail if:

                                 - despite using its best efforts, the
                                   remarketing agent is unable to establish a term rate less than or equal to the maximum rate, which is a rate equal to the treasury rate plus 6%, during the initial remarketing period,

                                 - the remarketing agent is excused from its
                                   obligations because of the failure by us or the Trust to satisfy certain conditions or the occurrence of certain market events specified in the remarketing agreement,

                                 - there is no remarketing agent on the first
                                   day of the initial remarketing period, or

                                 - prior to the initial remarketing termination
                                   date, term provisions are established by the remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

                                 In the event of an initial failed remarketing, the remarketing agent will commence a final remarketing. This final remarketing will be a convertible remarketing if the initial remarketing was a nonconvertible remarketing and vice versa.

                                 The final remarketing will fail if:

                                 - despite using its best efforts, the
                                   remarketing agent is unable to establish a term rate less than or equal to the maximum rate prior to the expiration of the final remarketing period,

                                 - the remarketing agent is excused from
                                   remarketing the securities because of the failure by us or the Trust to satisfy a condition in the remarketing agreement or the occurrence of certain market events, or

                                 - term provisions are established by the
                                   remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

                                 In the event of a failed final remarketing, the HIGH TIDES will remain outstanding as convertible securities at a term rate equal to the treasury rate plus 6% per annum and with a term conversion price equal to 105% of the average closing price of our common stock for the five consecutive trading days after the final failed remarketing termination date. In the event of a failed final remarketing, all outstanding HIGH TIDES will be redeemable by us, in whole or in part, at any time on or after the third anniversary of the reset date at a redemption price equal to 100% of the aggregate liquidation amount thereof, plus accrued and unpaid distributions thereon.

                                 If the remarketing agent is able to establish a term rate less than or equal to the maximum rate during the initial remarketing period or the final remarketing period, as the case may be, new holders will deliver the reset price for the remarketed HIGH TIDES, and the term provisions will become effective on the reset date.

                                 If for any reason term provisions are
                                 established by the remarketing agent but on the reset date the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing, the remarketing agent will be obligated, subject to some conditions, to purchase the HIGH TIDES for the reset price on the reset date.

Remarketing Agent.............   Credit Suisse First Boston Corporation has
                                 agreed to act as the initial remarketing agent, but may resign or be replaced by us prior to the remarketing in accordance with the remarketing agreement. The remarketing will be done without charge to the holders of HIGH
                                 TIDES, but we will pay the remarketing agent a fee equal to 1.0% of the aggregate liquidation amount of the HIGH TIDES outstanding on the reset date upon settlement of the transactions contemplated by the remarketing.

Optional Redemption...........   We may redeem the debentures:

                                 - in whole or in part, at any time on or after
                                   February 5, 2003 until but excluding the tender notification date, at a redemption price equal to 101.375% of the principal amount of the debentures, declining to 100% of the principal amount of the debentures on or after February 5, 2004, plus any accrued and unpaid interest; and

                                 - after the reset date, in accordance with the
                                   term call protections established in the remarketing or upon a failed final remarketing.

                                 Upon the redemption in whole or in part of the debentures, the proceeds of the redemption shall be concurrently applied to redeem, at the applicable redemption price, the related HIGH TIDES having an aggregate liquidation amount equal to the aggregate principal amount of debentures redeemed.

Tax Event or Investment
Company Event Redemption or
  Distribution................   Upon the occurrence of specified tax changes
                                 affecting the Trust's taxable status or the deductibility of interest on the debentures or changes in the law causing the Trust to be considered an investment company, we will cause the trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust, distribute the debentures to you. In limited circumstances, we may redeem the debentures in whole, but not in part, at a price equal to the principal amount of the debentures plus accrued and unpaid interest, in lieu of distributing the debentures. Upon the occurrence of certain changes in the tax laws, we may also cause the HIGH TIDES to remain outstanding and pay additional amounts due on the debentures as a result of the change.

Effect of Redemption..........   Each of the terms, "stated maturity price,"
                                 "initial redemption price," "term redemption price," and "tax event redemption price" are referred to as a redemption price. Upon the repayment or redemption of the debentures, the Trust will concurrently redeem, on a pro rata basis, at the applicable redemption price, the HIGH TIDES and the Trust's common securities having a liquidation amount equal to the principal amount of the repaid or redeemed debentures. The HIGH TIDES will receive a preference over the Trust's common securities if an event of default exists under the debentures or the Amended and Restated
                                 Declaration of Trust, which governs the Trust, among Calpine, as depositor, The Bank of New
                                 York, as property trustee, The Bank of New York
                                 (Delaware), as Delaware trustee, the
                                 individuals named as
                                 administrative trustees and the holders of undivided beneficial interests in the assets of the Trust.

Guarantee.....................   We will irrevocably guarantee, on a
                                 subordinated basis and to the extent set forth in this prospectus, the payment of the following:

                                 - distributions on the HIGH TIDES to the extent
                                   of available trust funds;

                                 - the amount payable upon redemption of the
                                   HIGH TIDES to the extent of available trust funds; and

                                 - generally, the liquidation amount of the HIGH
                                   TIDES to the extent of trust funds available for distribution to you.

                                 The guarantee will be unsecured and subordinate to all of our senior debt. Our guarantee is effectively junior to the debt and other liabilities of our subsidiaries, and as a result, funds may not be available for payment under the guarantee.

                                 Effectively, we have through the guarantee, the debentures, the indenture governing the debentures and the Trust's declaration of trust, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the HIGH TIDES.

Liquidation of the Trust......   We, as holder of the Trust's common securities,
                                 have the right at any time to dissolve the Trust, subject to specified conditions. If we dissolve the Trust, after satisfaction of liabilities to creditors of the Trust, we will distribute to you debentures having a principal amount equal to the liquidation amount of the HIGH TIDES you hold or, in limited circumstances, an amount equal to the liquidation amount per HIGH TIDES plus accumulated and unpaid distributions to the date of payment.

Voting Rights.................   Except in limited circumstances or as required
                                 by law, you do not have any voting rights, unless an event of default with respect to the debentures occurs and is continuing or we default under the guarantee with respect to the HIGH TIDES, in which case, you will be entitled, by majority vote, to appoint an additional trustee of the Trust or remove the Delaware trustee or the property trustee.

Ranking.......................   Generally, the Trust will make payments on the
                                 HIGH TIDES pro rata with its common securities.
                                 The debentures will be unsecured and
                                 subordinate and junior in right of payment to all of our senior debt. At December 31, 1999, we had $1.6 billion of senior debt on a consolidated basis. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amount due on the debentures, the HIGH
                                 TIDES or the guarantee.

Form of HIGH TIDES............   The HIGH TIDES are represented by one or more
                                 global certificates registered in the name of Cede & Co., as nominee for The Depository Trust
                                 Company.

Use of Proceeds...............   The selling holders will receive all of the net
                                 proceeds from the resale of the securities.
                                 Neither we nor the Trust will receive any proceeds.

Registration Rights...........   Pursuant to a registration rights agreement
                                 entered into in connection with the initial offering and sale of the HIGH TIDES to the initial purchasers, we and the Trust agreed to use our best efforts to keep the shelf registration statement of which this prospectus is a part effective and useable (with certain exceptions) for two years or, if different, the period required under Rule 144(k) under the Securities Act, or in either case a shorter period ending when all of the HIGH TIDES, debentures, common stock issuable upon their conversion and the guarantee that are covered by the registration statement have been sold.

                                 The distribution rate on the HIGH TIDES and the debentures will increase if we are not in compliance with these requirements. See "Registration Rights" for a further discussion of our obligation to maintain the effectiveness of the registration statement of which this prospectus is a part.

Absence of Market for the HIGH
  TIDES.......................   The HIGH TIDES are a privately placed security
                                 for which there is currently no public trading market. Although the initial purchasers informed the Trust and us in connection with the initial offering and sale of the HIGH TIDES that they intended to make a market in the HIGH
                                 TIDES, the initial purchasers are not obligated to do so, and they may discontinue any such market making at any time without notice.
                                 Accordingly, we cannot assure you as to the development or liquidity of any market for the HIGH TIDES

Trading.......................   Our common stock is listed on the New York
                                 Stock Exchange under the symbol "CPN." The common stock issuable upon conversion of the HIGH TIDES has been listed on the New York
                                 Stock Exchange.

                                  RISK FACTORS

     Investing in the HIGH TIDES involves risk. In addition to the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this prospectus, you should carefully consider the risk factors described below, as well as the other information contained or incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may impair our business operations.

     Each of the following factors could have a material adverse effect on our business, financial condition or results of operations, causing the trading price of the HIGH TIDES and our common stock to decline and the loss of all or part of your investment.

                           RISKS RELATING TO CALPINE

     Please see the risk factors described in our Form 10-K for the year ended December 31, 1999 for risks relating to Calpine.

                        RISKS RELATING TO THE HIGH TIDES

THE TRUST MAY NOT BE ABLE TO MAKE DISTRIBUTIONS ON THE HIGH TIDES IF WE DEFAULT ON OUR SENIOR DEBT BECAUSE OUR OBLIGATIONS TO PAY ON THE DEBENTURES AND THE GUARANTEE ARE SUBORDINATED TO OUR PAYMENT OBLIGATIONS UNDER OUR SENIOR DEBT.

     Because of the subordinated nature of the guarantee and the debentures, we:

     - will not be permitted to make any payments of principal, including redemption payments, or interest on the debentures if we default on our senior debt,

     - will not be permitted to make payments on the guarantee if we default on any of our senior debt, and

     - must pay all our senior debt before we make payments on the guarantee or the debentures if we become bankrupt, liquidate or dissolve.

     The HIGH TIDES, the guarantee and the debentures do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to the debentures and the guarantee. At December 31, 1999, we had $1.6 billion of senior debt on a consolidated basis. Because the Trust will be able to pay amounts due on the HIGH TIDES only if we make payments on the debentures, your ability to receive distributions may be affected by our indebtedness.

THE DEBENTURES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF OUR SUBSIDIARIES.

     Our right to participate in any distribution of assets of any of our subsidiaries upon that subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of the holders of the HIGH TIDES to benefit indirectly from the distribution) is subject to the prior claims of the creditors of that subsidiary, except to the extent that we are a creditor of the subsidiary and our claims are recognized. Therefore, the debentures will be effectively subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the HIGH TIDES or the guarantee.

THE DEFERRAL OF INTEREST PAYMENTS MAY HAVE AN ADVERSE EFFECT ON THE TRADING PRICE OF THE HIGH TIDES.

     If no event of default under the debentures has occurred and is continuing, we may defer the payment of interest on the debentures for a period not exceeding 20 consecutive quarters. If we defer interest payments on the debentures, the Trust will defer quarterly distributions on the HIGH TIDES. However, distributions will still accumulate quarterly and the deferred distributions will themselves accrue additional distributions at the annual rate of 5 1/2%, to the extent permitted by law. There is no limitation on the number of times that we may elect to defer interest payments. However, no deferral period may extend beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise or (2) in the case of a deferral period beginning prior to the reset date, the reset date.

     If we elect to defer interest payments on the debentures we issued in 1999 in connection with the 1999 HIGH TIDES issuance, we will be prohibited from paying any interest on the debentures for so long as that deferral is in effect. Rather than trigger an event of default under the debentures for failure to pay interest when due, we would instead expect to defer interest payments on the debentures, which would thus defer distributions on the HIGH TIDES.

     We have no current intention of deferring interest payments on the debentures. However, if we exercise our right in the future, you will include original issue discount on the HIGH TIDES in taxable income for federal income tax purposes, prior to the receipt of cash. In addition, the HIGH TIDES may trade at prices that do not fully reflect the value of deferred interest on the debentures. If you sell your HIGH TIDES during an interest deferral period, you may not receive the same return on your investment as a holder who continues to hold HIGH TIDES. In addition, our right to defer interest payments on the debentures may mean that the market price of the HIGH TIDES may be more volatile than the market prices of other securities that do not have these rights.

IF YOU DO NOT ELECT TO KEEP YOUR HIGH TIDES UPON A REMARKETING NOTICE, YOUR HIGH TIDES WILL NO LONGER BE OUTSTANDING AFTER A SUCCESSFUL REMARKETING.

     If you do not notify the remarketing agent, your HIGH TIDES will no longer be outstanding after the successful remarketing, and you will have no further rights thereunder except to receive an amount equal to:

     - from the proceeds of the remarketing, 101% of the aggregate liquidation amount of the HIGH TIDES, plus

     - from us, accrued and unpaid distributions on the HIGH TIDES up until, but excluding, the reset date.

     The remarketing agent agrees to use its best efforts to remarket all HIGH TIDES tendered for remarketing. All HIGH TIDES will be considered tendered unless the holder of HIGH TIDES gives irrevocable notice to the contrary to the tender agent, which the tender agent will promptly remit to the remarketing agent, before the tender notification date.

THE REMARKETING OF THE HIGH TIDES MAY NOT BE SUCCESSFUL AND THE TERMS OF THE HIGH TIDES AFTER ANY REMARKETING ARE SUBJECT TO CHANGE.

     The remarketing will have failed if:

     - despite using its best efforts, the remarketing agent cannot establish a term rate less than or equal to the maximum rate,

     - the remarketing agent is excused from remarketing the HIGH TIDES because of (a) the failure by us to satisfy a condition in the remarketing agreement or (b) the occurrence of certain market events specified in the remarketing agreement, or

     - there is no remarketing agent on the first day of the initial remarketing period.

     If the initial remarketing fails, the remarketing agent will commence a final remarketing during the final remarketing period. If the final remarketing fails, then the HIGH TIDES will remain outstanding at a term rate equal to the treasury rate plus 6% per annum and with a term conversion price equal to 105% of the average closing price of our common stock for the five consecutive trading days after the final failed remarketing termination date. In the event of a failed final remarketing, all outstanding HIGH TIDES will be redeemable by us, in whole or in part, at any time on or after the third anniversary of the reset date at a redemption price equal to 100% of the aggregate liquidation amount thereof, plus accrued and unpaid distributions thereon. If no HIGH TIDES are tendered for remarketing, the remarketing will not take place, although the remarketing will not be deemed to have failed. The remarketing agent will set the term provisions according to the instructions contained in the remarketing notice in the manner that it believes, in its sole discretion, would result in a price per HIGH TIDES equal to 101% of the liquidation amount if a remarketing were actually to occur.

AFTER THE RESET DATE, THE HIGH TIDES MAY NO LONGER BE CONVERTIBLE OR MAY BE CONVERTIBLE INTO A FEWER NUMBER OF SHARES OF OUR COMMON STOCK.

     Each HIGH TIDES is initially convertible, at the option of the holder, into
0.4881 shares of common stock, which may be adjusted in certain circumstances. See "Description of HIGH TIDES -- Conversion Rights." We may choose to remarket the HIGH TIDES so that after the reset date the HIGH TIDES will not be convertible into shares of common stock or each HIGH TIDES will be convertible into a different number of shares of common stock. See "The Remarketing."

THE TRUST MAY REDEEM THE HIGH TIDES WITHOUT YOUR CONSENT IF SPECIFIED TAX CHANGES OCCUR OR IF THE TRUST WOULD BE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY.

     Upon the occurrence of specified tax changes affecting the Trust's taxable status or the deductibility of interest on the debentures or changes in the law causing the Trust to be considered an investment company, we may either dissolve and liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust, distribute the debentures to you and to us, as the holder of the Trust's common securities, on a pro rata basis or we may redeem all of the debentures. If we redeem the debentures, the Trust will use the cash it receives from that redemption to redeem the HIGH TIDES and the Trust's common securities.

WE MAY CAUSE THE HIGH TIDES TO BE REDEEMED ON OR AFTER FEBRUARY 5, 2003 WITHOUT YOUR CONSENT.

     We may redeem all or some of the debentures at our option at any time on or after February 5, 2003. The redemption price initially includes a premium declining over time to 100% of the principal amount to be redeemed plus any accrued and unpaid interest. You should assume that we will exercise our redemption option if we are able to refinance the debentures at a lower interest rate or if we conclude it is otherwise in our interest to redeem the debentures. The Trust will use the cash it receives from the redemption of the debentures to redeem an equivalent amount of HIGH TIDES and its common securities on a pro rata basis.

DISTRIBUTION OF THE DEBENTURES TO YOU MAY HAVE ADVERSE TAX CONSEQUENCES FOR YOU.

     We may dissolve and liquidate the Trust at any time. If that happens, the Trust will redeem the HIGH TIDES and its common securities by distributing, after satisfaction of liabilities of creditors of the Trust, the debentures to you and to us, as the holder of the Trust's common securities, on a pro rata basis.

     Under current United States federal income tax laws, a distribution of debentures on the dissolution of the Trust would not be a taxable event to you. However, if there is a change in the law and, for example, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of debentures would likely constitute a taxable event to you.

     Because you may receive debentures, you should make an investment decision with regard to the debentures in addition to the HIGH TIDES. You should carefully review all the information regarding the debentures contained in this prospectus.

THE DISTRIBUTION OF DEBENTURES UPON LIQUIDATION OF THE TRUST MAY HAVE AN ADVERSE EFFECT ON THE TRADING PRICE OF THE HIGH TIDES.

     We have the right to dissolve and liquidate the Trust. Although we have no current intention of doing so, we anticipate that we would consider exercising this right if the expenses associated with maintaining the Trust are substantially greater than we expect or for other business reasons. If we exercise our right to dissolve and liquidate the Trust, the Trust will redeem the HIGH TIDES and its common securities by distributing, after satisfaction of liabilities of creditors of the Trust, the debentures to you and to us on a pro rata basis, unless an event of default under the debentures has occurred and is continuing, in which case you will have priority over us.

     We cannot predict the market prices for the debentures that the Trust may distribute to you. Accordingly the debentures that you receive on a distribution, or the HIGH TIDES you hold pending a distribution, may trade at a discount to the price that you paid to purchase the HIGH TIDES.

WE GUARANTEE PAYMENTS ON THE HIGH TIDES ONLY IF THE TRUST HAS CASH AVAILABLE.

     If we fail to make payments on the debentures, the Trust will not be able to pay distributions, the redemption price or the liquidation amount of each HIGH TIDES. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, if we are in default under the debentures, you may:

     - rely on the property trustee for the Trust to enforce the Trust's rights under the debentures, or

     - directly sue us or seek other remedies to collect your share of payments owed.

YOU HAVE LIMITED VOTING RIGHTS.

     You will have limited voting rights relating generally to:

     - the modification of the HIGH TIDES and our guarantee of the HIGH TIDES, and

     - the exercise of the Trust's rights as holder of debentures.

     You are not entitled to appoint, remove or replace the property trustee of the Trust or the statutory trustee of the Trust except upon the occurrence of certain events. The property trustee, and the holders of all of the Trust's common securities may, subject to certain conditions, amend the declaration of trust without your consent to:

     - cure any ambiguity,

     - make provisions of the declaration of trust not inconsistent with other provisions of the declaration of trust,

     - ensure that the Trust will not be classified for United States federal income tax purposes as an association subject to taxation as a corporation,

     - ensure that the Trust will be classified as a grantor trust, or

     - ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended.

THE HIGH TIDES AND THE DEBENTURES DO NOT HAVE AN ESTABLISHED MARKET.

     There is no existing public trading market for the HIGH TIDES or the debentures. Although the initial purchasers informed us and the Trust at the time of the initial offering and sale of the HIGH TIDES that they planned to make a market in the HIGH TIDES, the initial purchasers may suspend their market making activities at any time and for any reason. Accordingly, we cannot assure you that an active trading market for the HIGH TIDES will develop or be sustained, that holders will be able to sell their HIGH TIDES or debentures, or at what price holders may be able to sell their HIGH TIDES or debentures. If a market were to develop, the HIGH TIDES could trade at prices that may be higher or lower than their offering price depending upon many factors, including:

     - prevailing interest rates,

     - our operating results, and

     - the market for similar securities.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports with the SEC. You may obtain any document we file with the SEC at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Our SEC filings are also accessible through the Internet at the SEC's Web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until the offering is completed:

     - Calpine's Annual Report on Form 10-K for the year ended December 31, 1999; and

     - Capine's Current Reports on Form 8-K dated January 26, 2000, February 3, 2000, March 29, 2000 and March 31, 2000.

     You may request a copy of these filings at no cost. Requests should be directed to: Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, attention: Lisa M. Bodensteiner, Assistant Secretary, telephone: (408) 995-5115.

     We have filed with the SEC a registration statement on Form S-3 under the Securities Act, covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                           FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. These statements include declarations regarding our or our management's intents, beliefs or current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

     Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:

     - the information is of a preliminary nature and may be subject to further adjustment,

     - the possible unavailability of financing,

     - risks related to the development, acquisition and operation of power plants,

     - the impact of avoided cost pricing, energy price fluctuations and gas price increases,

     - the impact of curtailment,

     - the seasonal nature of our business,

     - start-up risks,

     - general operating risks,

     - dependence on third parties,

     - risks associated with international investments,

     - risks associated with the power marketing business,

     - changes in government regulation,

     - availability of natural gas,

     - the effects of competition,

     - dependence on senior management,

     - volatility in our stock price,

     - fluctuations in quarterly results and seasonality, and

     - other risks identified from time to time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this prospectus.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         YEAR ENDED DECEMBER 31,
  -------------------------------------
  1995    1996    1997    1998    1999
  -----   -----   -----   -----   -----
  1.46x   1.45x   1.64x   1.68x   1.78x

     For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income before provision for taxes, extraordinary item and cumulative effect of changes in accounting principles plus cash received from investments in power projects and fixed charges reduced by the equity in income from investments in power projects and capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs and the portion of rental expenses representative of the interest expense component.

                                USE OF PROCEEDS

     The selling holders will receive all of the net proceeds of the resale of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee. Neither we nor the Trust will receive any of the proceeds from the sale of any of those securities.

                              PLAN OF DISTRIBUTION

     The HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee may be offered and sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer those securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of the securities for whom they act as agents. The selling holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the securities may be effected in transactions, which may involve crosses or block transactions:

     - on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

     - in the over-the-counter market,

     - in transactions otherwise than on such exchanges or in the over-the-counter market, or

     - through the writing and exercise of options.

     At the time a particular offering of the securities is made, a prospectus supplement will be distributed, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The selling holders will be subject to applicable provisions of the Securities Exchange Act and rules and regulations under the Securities Exchange Act, which provision may limit the timing of purchases and sales of any of the securities by the selling holders. This may affect the marketability of those securities.

     Pursuant to the registration rights agreement, we shall bear all fees and expenses incurred in connection with the registration of the securities, except that selling holders will pay all broker's commissions and underwriting discounts and commissions, if any. The selling holders will be indemnified by us and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act or the Securities Exchange Act or otherwise, or alternatively will be entitled to contribution in connection with those liabilities.

                            CALPINE CAPITAL TRUST II

     The Trust is a statutory business trust created under Delaware law on January 25, 2000 pursuant to a declaration of trust among the initial trustees and Calpine and a certificate of trust filed with the Delaware Secretary of State. The declaration of trust was amended and restated in its entirety as of the date the Trust initially issued the HIGH TIDES. The declaration of trust was qualified as an indenture under the Trust Indenture Act. Unless the context requires otherwise, "Calpine," "we," "us," "our" or similar terms in this section refer solely to Calpine Corporation and not the Trust or any of our other consolidated subsidiaries.

     The Trust's assets consist principally of the debentures, and payments under the debentures are its sole revenue. The Trust exists for the exclusive purposes of:

     - issuing the HIGH TIDES and the Trust's common securities representing undivided beneficial ownership interests in the Trust's assets,

     - investing the gross proceeds of those securities in the debentures, and

     - engaging in only those other activities necessary or incidental to those purposes.

     Calpine acquired common securities of the Trust in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust will generally make payments on its common securities pro rata with the HIGH TIDES. However, if an event of default under the declaration of trust occurs and is continuing, Calpine's right to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to your rights.

     Pursuant to the declaration of trust, the Trust has five trustees, which we refer to in this prospectus as "declaration trustees." Three of the trustees, referred to as administrative trustees, are officers of Calpine, the fourth trustee is The Bank of New York, which acts as property trustee and the fifth trustee is The Bank of New York (Delaware), which acts as the Delaware statutory trustee.

     In limited circumstances, the holders of a majority of the HIGH TIDES will be entitled to appoint one additional trustee, referred to as the special trustee. The special trustee need not be an officer or employee of or otherwise affiliated with Calpine. The special trustee will have the same rights, powers and privileges as the administrative trustees. See "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration."

     The property trustee holds title to the debentures for your benefit and the benefit of the holders of the Trust's common securities. As the holder of the debentures, the property trustee has the power to exercise all the rights, powers and privileges granted to the holders of the debentures under the indenture governing the debentures between Calpine and The Bank of New York, as debenture trustee. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the debentures for your benefit and the benefit of the holders of the Trust's common securities.

     Subject to your right to appoint a special trustee, we, as the direct or indirect holder of all of the Trust's common securities, have the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees, except that during an event of default under the indenture governing the debentures, the property trustee and the Delaware trustee may only be removed by the holders of a majority in liquidation amount of the HIGH TIDES. However, the number of trustees must always be at least three, a majority of which must be administrative trustees, and, unless otherwise required by applicable law, there must always be a Delaware statutory trustee. See "Description of Debentures."

                          PRICE RANGE OF COMMON STOCK

     Our common stock is traded on the New York Stock Exchange under the symbol "CPN." Public trading of our common stock commenced on September 20, 1996. Prior to that, there was no public trading market for our common stock. The following table sets forth, for the periods indicated, the high and low sale price per share of the common stock on the New York Stock Exchange. The information in the following table reflects the 2 for 1 stock split effective on October 7, 1999.

                                                                HIGH        LOW
                                                              --------    -------
1998
  First Quarter.............................................  $  9.250    $ 6.375
  Second Quarter............................................    10.625      8.625
  Third Quarter.............................................    10.750      8.563
  Fourth Quarter............................................    13.813      8.781
1999
  First Quarter.............................................  $ 18.688    $12.625
  Second Quarter............................................    29.500     17.563
  Third Quarter.............................................    47.875     27.406
  Fourth Quarter............................................    65.500     42.531
2000
  First Quarter (as of March 29, 2000)......................   123.000     64.375

     As of March 29, 2000, there were approximately 125 holders of record of our common stock. On March 29, 2000, the last sale price reported on the New York Stock Exchange for our common stock was $92.0 per share.

                                DIVIDEND POLICY

     We do not anticipate paying any cash dividends on our common stock in the foreseeable future because we intend to retain our earnings to finance the expansion of our business and for general corporate purposes. In addition, our ability to pay cash dividends is restricted under our indentures and our other debt agreements. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions and such other factors as the board of directors may deem relevant.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, we treat the Trust as one of our subsidiaries. Accordingly, we include the accounts of the Trust in our consolidated financial statements. We present the HIGH TIDES together with the 1999 HIGH TIDES as a separate line item in our consolidated balance sheet entitled "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts," and we include appropriate disclosures about the HIGH TIDES in the notes to our consolidated financial statements. For financial reporting purposes, we record distributions payable on the HIGH TIDES as a minority interest in our consolidated statement of income.

     We do not include separate financial statements of the Trust in our reports under the Securities Exchange Act because we do not consider those financial statements material to you because:

     - Calpine, a reporting company under the Securities Exchange Act, owns, directly or indirectly all of the voting securities of the Trust;

     - the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds in the debentures; and

     - we fully and unconditionally guarantee the obligations of the Trust under the HIGH TIDES and its common securities to the extent that the Trust has assets available to meet such obligations.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1999, the (1) actual consolidated capitalization of Calpine and (2) consolidated capitalization of Calpine as adjusted for the sale of (a) 8,280,000 shares of common stock of Calpine in October 1999 for net proceeds of $368.7 million, (b) the 1999 HIGH TIDES for net proceeds of $267.9 million and (c) the HIGH TIDES issued on January 31, 2000 and February 10, 2000 for net proceeds of $351.1 million. This table should be read in conjunction with the consolidated financial statements and related notes thereto incorporated by reference in this prospectus.

                                                                  DECEMBER 31, 1999
                                                              -------------------------
                                                                ACTUAL      AS ADJUSTED
                                                              ----------    -----------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS,
                                                                EXCEPT SHARE AMOUNTS)
CASH:
  Cash and cash equivalents.................................  $  349,371    $  700,463
                                                              ==========    ==========
LONG-TERM DEBT:
  Borrowings under line of credit, net of current portion...  $   86,918    $   86,918
  Non-recourse project financing, net of current portion....  $  357,137    $  357,137
  Senior notes..............................................   1,551,750     1,551,750
  Notes Payable, net of current portion.....................      10,385        10,385
                                                              ----------    ----------
     Total long-term debt...................................   2,006,190     2,006,190
                                                              ----------    ----------
Company-obligated convertible preferred securities of
  subsidiary trusts(1)......................................     270,713       621,805
                                                              ----------    ----------
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.001 par value:
     10,000,000 shares authorized; no shares outstanding,
     actual and as adjusted.................................          --            --
                                                              ----------    ----------
  Common stock, $0.001 par value:
     63,053,920 shares outstanding..........................          63            63
Additional paid-in capital..................................     751,404       751,404
Retained earnings...........................................     213,165       213,165
                                                              ----------    ----------
     Total stockholders' equity.............................     964,632       964,632
                                                              ----------    ----------
     Total capitalization...................................  $3,241,535    $3,592,627
                                                              ==========    ==========

-------------------------
(1) Proceeds are recorded net of unamortized issuance costs of $14,852.

                               SECURITIES OFFERED

     Using this prospectus, selling holders may offer for sale the HIGH TIDES, debentures, common stock into which the HIGH TIDES are convertible and the guarantee. We and the Trust registered all of these securities with the SEC using a "shelf" registration statement. This "shelf" registration statement allows the selling holders to offer any combination of these securities. Each time selling holders offer securities, we must provide a prospectus supplement that names the selling holders and describes the specific securities offered. The prospectus supplement may also provide new information or update the information in the prospectus.

     In the following descriptions of the remarketing, remarketing agent, the HIGH TIDES, the debentures, the guarantee, the Trust and related matters, the terms "Calpine," "we," "us" and "our" or similar terms refer solely to Calpine Corporation and not to the Trust or any of our other consolidated subsidiaries.

                                THE REMARKETING

NOTICE OF REMARKETING; TENDER FOR SALE BY REMARKETING; RETENTION OF HIGH TIDES

     At least 30 business days but not more than 90 business days prior to February 1, 2005, the Trust will send to you a remarketing notice stating whether it intends to remarket the HIGH TIDES as securities that either will be convertible into common stock or nonconvertible. So that no holder of HIGH TIDES, through inadvertence or otherwise, may fail to tender any HIGH TIDES for sale in the remarketing, each outstanding HIGH TIDES you own will be deemed to have been tendered for remarketing unless you have given irrevocable notice to the contrary to the tender agent. The tender agent will promptly remit the notice to the remarketing agent. The irrevocable notice, which may be telephonic or written, must be delivered prior to 5:00 p.m., New York City time, on the tender notification date. The tender notification date is a business day no earlier than 10 business days following the remarketing notice date, or a shorter period as shall be agreed to by the remarketing agent. If you elect to retain HIGH TIDES, your notice must state:

     - the number of HIGH TIDES to be retained (which must be all of the HIGH TIDES represented by the applicable certificate, unless such certificate is a global HIGH TIDES certificate),

     - the number of the certificate representing the HIGH TIDES not being tendered (unless such certificate is a global HIGH TIDES certificate), and

     - the number of HIGH TIDES represented by such certificate (unless such certificate is a global HIGH TIDES certificate).

     Any transferee of a HIGH TIDES is bound to the terms of any such notice which has been given relating to the transferred HIGH TIDES.

     Any failure by you to give timely notice of an election to retain all or any part of your HIGH TIDES will constitute an irrevocable tender for sale in the remarketing of all the HIGH TIDES you hold. On and after the reset date, the terms of all HIGH TIDES, whether or not tendered for remarketing, will be modified by the term provisions, as the same shall be established by the remarketing agent.

     If the HIGH TIDES are not held by DTC or its nominee in the form of one or more global HIGH TIDES, certificates representing remarketed HIGH TIDES will be issued to the purchasers of the HIGH TIDES, irrespective of whether the certificates formerly representing such HIGH TIDES have been delivered to the tender agent. If you do not duly give notice that you will retain your HIGH TIDES, your rights with respect to the HIGH TIDES will cease upon the successful remarketing of the HIGH TIDES, except your right to receive an amount equal to:

     - from the proceeds of the remarketing, 101% of the aggregate liquidation amount of the HIGH TIDES, plus

     - from us, any accrued and unpaid distributions on the HIGH TIDES to, but excluding, the reset date (but without any additional interest thereon), which shall be payable upon surrender by you of the certificate representing the HIGH TIDES to the tender agent properly endorsed for transfer, in the case of a holder other than DTC, which has taken physical delivery of a HIGH TIDES certificate, and the certificate will cease to represent outstanding HIGH TIDES.

     If no HIGH TIDES are tendered for remarketing, the remarketing will not take place, although the remarketing will not be deemed to have failed. Under these circumstances, the remarketing agent will set the term provisions in a manner consistent with the remarketing notice that it believes, in its sole discretion, would result in a price per HIGH TIDES equal to 101% of the liquidation amount thereof were a remarketing actually to occur.

THE REMARKETING PROCESS

     The remarketing agent has agreed to use its best efforts to remarket all HIGH TIDES tendered for remarketing in accordance with the remarketing agreement. The remarketing agent will establish, effective beginning on the reset date:

     - the term rate per annum at which distributions will accrue on the HIGH TIDES,

     - the term conversion ratio and price, which determine the number of shares of common stock, if any, into which each HIGH TIDES may be converted, and

     - the term call protections, which are the price, manner and time, if any, at which the HIGH TIDES may be redeemed.

     In this prospectus, we refer to the term rate, the term conversion ratio and price and the term call protections as the term provisions.

     The remarketing agent will use its best efforts to establish the term provisions most favorable to us consistent with the successful remarketing of all HIGH TIDES tendered at a price equal to 101% of the liquidation amount. The remarketing agent may purchase HIGH TIDES tendered for remarketing, but it shall not be obligated to purchase any HIGH TIDES except to the extent expressly provided under the remarketing agreement.

     The remarketing will be done without charge to the holders of the HIGH TIDES, but we shall be obligated to pay the remarketing agent fees for its services. Neither we nor any of our affiliates will be permitted to submit orders for or purchase tendered HIGH TIDES in the remarketing.

     In establishing the term provisions during the remarketing, the remarketing agent will take into account the following remarketing conditions:

     - short-term and long-term market interest rates and indices of the short-term and long-term interest rates,

     - market supply and demand for short-term and long-term securities,

     - yield curves for short-term and long-term securities comparable to the HIGH TIDES,

     - industry and financial conditions which may affect the HIGH TIDES,

     - the number of HIGH TIDES to be remarketed,

     - the number of potential purchasers,

     - the number of shares of common stock, if any, into which the HIGH TIDES will be convertible,

     - the current ratings by nationally recognized statistical rating organizations of our long-term subordinated debt and of other outstanding capital securities of any trust subsidiary of ours, including the HIGH TIDES and the common securities, and

     - the length and type of call protections, if any.

     We currently have no intention of causing the applicable conversion price on the reset date to be less than 100% of the fair market value of the common stock on the reset date.

     If any HIGH TIDES are tendered for remarketing, on the business day following the tender notification date, the remarketing agent will commence a convertible remarketing or a nonconvertible remarketing, as the case may be, in accordance with the remarketing agreement and pursuant to the instructions set forth in the remarketing notice. The remarketing agent will determine, and upon request make available to interested persons, non-binding indications of the term provisions based upon then-current remarketing conditions. The remarketing agent will solicit and receive orders from prospective investors to purchase tendered HIGH TIDES. The remarketing agent will continue using its best efforts to remarket the HIGH TIDES as described above, adjusting the non-binding indications of the term provisions as necessary to establish the term conditions most favorable to us consistent with remarketing all HIGH TIDES tendered at 101% of the aggregate liquidation amount until the remarketing is completed or is deemed to have failed for any of the reasons set forth under "-- Effect of a Failed Remarketing."

     If the remarketing agent determines that the remarketing has not failed, the remarketing agent will promptly communicate the term provisions to the tender agent. The initial remarketing termination date is the tenth business day following the tender notification date, or a shorter period as shall be agreed to by the remarketing agent. The tender agent will communicate the term provisions to the declaration trustees, the debenture trustee, the Trust, the paying agent, us and each holder, if any, which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the reset date, new holders will tender the reset price for the tendered HIGH TIDES as set forth below under " -- Settlement" and the term provisions will become effective.

EFFECT OF FAILED REMARKETING

     The initial remarketing will fail if:

     - despite using its best efforts the remarketing agent is unable to establish, prior to the initial remarketing termination date, a term rate that is less than or equal to the treasury rate plus 6% per annum, which we refer to in this prospectus as the "maximum rate,"

     - the remarketing agent is excused from remarketing the HIGH TIDES because of the failure by us or the Trust to satisfy a condition in the remarketing agreement or the occurrence of certain market events specified in the remarketing agreement,

     - there is no remarketing agent on the first day of the initial remarketing period, or

     - prior to the initial remarketing termination date, term provisions are established by the remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

     If the initial remarketing fails because the remarketing agent was not able to establish a term rate less than or equal to the maximum rate, the remarketing agent will commence a final remarketing during the period beginning on the business day following the initial remarketing termination date and ending on the date which is 10 business days later, or a shorter period as shall be agreed to by the remarketing agent. The final remarketing will be a convertible remarketing if the initial remarketing was a nonconvertible remarketing and vice versa.

     If the remarketing agent is able to establish a term rate less than or equal to the maximum rate during the final remarketing period, it shall promptly communicate the term provisions to the tender agent, who will communicate the term provisions to the declaration trustees, the Trust, the paying agent, us and each holder, if any, which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the reset date, new holders will tender the reset price for the tendered HIGH TIDES as set forth below under "-- Settlement" and the term provisions will become effective.

     The final remarketing will fail if:

     - despite its best efforts, the remarketing agent is unable to establish a term rate less than or equal to the maximum rate prior to the expiration of final remarketing period,

     - the remarketing agent is excused from remarketing the securities because of the failure by us or the Trust to satisfy a condition in the remarketing agreement or the occurrence of certain market events, or

     - term provisions are established by the remarketing agent, but the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing because of the occurrence of certain market events specified in the remarketing agreement.

In the event of a failed final remarketing, the HIGH TIDES will remain outstanding as convertible securities at a term rate equal to the treasury rate plus 6% per annum and with a term conversion price equal to 105% of the average closing price of our common stock for the five consecutive trading days after the final failed remarketing termination date. In the event of a failed final remarketing, all outstanding HIGH TIDES will be redeemable by us, in whole or in part, at any time on or after the third anniversary of the reset date at a redemption price equal to 100% of the aggregate liquidation amount thereof, plus accrued and unpaid distributions thereon. There can be no assurance that all of the HIGH TIDES tendered will be remarketed.

     The term "treasury rate" means (A) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life (if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life shall be determined and the treasury rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (B) if such release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate

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

per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for the reset date. The treasury rate shall be calculated on the third business day preceding the reset date.

     The term "comparable treasury issue" means the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the reset date, the two most closely corresponding United States Treasury securities shall be used as the comparable treasury issue, and the rate being calculated shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     The term "comparable treasury price" means (A) the arithmetic mean of five reference treasury dealer quotations for the reset date, after excluding the highest and lowest such reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than five reference treasury dealer quotations, the arithmetic mean of all the reference treasury dealer quotations.

     The term "quotation agent" means Credit Suisse First Boston Corporation and its successor provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in The City of New York we shall substitute therefor another primary treasury dealer.

     The term "reference treasury dealer" means (A) the quotation agent and (B) any other primary treasury dealer selected by the debenture trustee after consultation with us.

     The term "reference treasury dealer quotations" means, with respect to each reference treasury dealer and the reset date, the arithmetic mean, as determined by the debenture trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the debenture trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding the reset date.

     The term "remaining life" means the period beginning on the reset date and ending at February 1, 2030.

SETTLEMENT

     Settlement of transactions in connection with the remarketing will take place on the reset date, or such date as the remarketing agent may, in its sole discretion, determine, or as otherwise required by applicable law. Payments in respect of the tendered HIGH TIDES in an amount equal to the reset price will be made by the tender agent (but only to the extent in fact received by the tender agent) on the date in the manner described under "Description of HIGH
TIDES -- Form, Book-Entry Procedures and Transfer," but, in the case of a holder (other than DTC) which has taken physical delivery of a certificate representing its HIGH TIDES, the payment shall be made only upon surrender to the tender agent by 2:30 p.m. New York City time on the reset date (or any succeeding date) of the certificate representing the HIGH TIDES, properly endorsed for transfer.

     Neither we, the Trust, the declaration trustees, the tender agent and (except to the extent expressly provided under "The Remarketing" and "The Remarketing Agent") the remarketing agent will be obligated to provide or advance funds to make payment to the holders of HIGH TIDES tendered in the remarketing.

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

PURCHASES BY US AND OUR AFFILIATES

     While we, or an affiliate, may from time to time purchase, hold, or sell HIGH TIDES, neither we nor any of our affiliates may purchase any HIGH TIDES on the reset date or submit orders in the remarketing, and the remarketing agent has agreed that it will not knowingly remarket any HIGH TIDES to us or any of our affiliates.

TENDER AGENT

     Tenders of HIGH TIDES in the remarketing will be made to the tender agent, and the tender agent will pay to the prior holders thereof the reset price, provided the tender agent receives the amount from the remarketing agent. The tender agent will be the property trustee or, in the event of the distribution of debentures to the holders of HIGH TIDES prior to the reset date, the debenture trustee.

TERMINATION OF THE TRUST

     If the Trust is for any reason dissolved and liquidated prior to the reset date and the debentures are distributed to the holders of HIGH TIDES and common securities of the Trust, the remarketing will proceed as described in this prospectus except that the debentures rather than the HIGH TIDES will be remarketed by the remarketing agent, the debenture trustee rather than the property trustee will be the tender agent and the descriptions of the remarketing of the HIGH TIDES in this prospectus (including under "The Remarketing" and "The Remarketing Agent") will apply with such changes as are necessary to the remarketing of debentures. Accordingly, in such an event, without limiting the generality of the foregoing statements:

     - the debentures instead of the HIGH TIDES will be deemed to have been tendered for remarketing absent timely notice to the contrary, provided that any notice duly and timely given in respect of the tender for remarketing of any HIGH TIDES will apply to the debentures distributed in respect thereof,

     - the debentures instead of the HIGH TIDES will be remarketed by the remarketing agent,

     - the remarketing agent will use its best efforts to establish the term provisions most favorable to us consistent with the successful remarketing of all debentures tendered therefor at a reset price equal to 101% of the principal amount of the debentures, and

     - subject to the proviso in the first bullet point above, a holder of debentures which has not duly given notice by the tender notification date that it will retain its debentures will cease to have any further rights with respect to the debentures upon the successful remarketing of the debentures, except the right of the holder to receive an amount equal to (1) from the proceeds of the remarketing, 101% of the principal amount of the debentures, plus (2) from us, any accrued but unpaid interest on the debentures to, but excluding, the reset date (upon surrender of the certificate representing the debentures to the tender agent properly endorsed for transfer, in the case of a holder other than DTC, which has taken physical delivery of a debentures certificate) but without any additional interest thereon (and any such certificate will cease to represent outstanding debentures).

     If the debentures are accelerated, redeemed or otherwise prepaid on or prior to the reset date, the remarketing will not take place.

                             THE REMARKETING AGENT

     We will use our reasonable best efforts to assure that, at all times prior to and including the reset date, an investment bank, broker, dealer or other organization which, in our judgment, is qualified to remarket HIGH TIDES and to establish the term rate is acting as remarketing agent, provided that if we fail to appoint a successor upon the resignation or removal of the remarketing agent reasonably promptly, a successor having such qualifications may be appointed by the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES. Credit Suisse First Boston Corporation has agreed to act as the initial remarketing agent but may resign or be replaced by us, in accordance with the terms of the remarketing agreement. The remarketing agent may authorize any broker-dealer to assist in the remarketing.

     The remarketing agreement among us, the Trust, the administrative trustees and the tender agent provides that the remarketing agent will receive fees from us for the remarketing equal to 1.0% of the aggregate liquidation amount of outstanding HIGH TIDES on the reset date upon settlement of the transactions contemplated by the remarketing. In addition to these fees we will reimburse the remarketing agent for all out-of-pocket expenses reasonably incurred in connection with the performance of its duties. In the event that both the initial remarketing and the final remarketing fail, we shall not be required to pay any fees to, or reimburse any out-of-pocket expense of, the remarketing agent. The remarketing will be done without charge to the holders of the HIGH TIDES.

     We have agreed in the remarketing agreement to indemnify the remarketing agent against some liabilities arising out of or in connection with its duties, or to contribute to payments which the remarketing agent may be required to make in respect thereof.

     The remarketing agent may resign and be relieved from its duties under the remarketing agreement under limited circumstances on a date specified in a notice in writing delivered to us and to the Trust. The remarketing agent's resignation will not become effective until at least 30 days after delivery of the notice. The successor remarketing agent must be an investment bank, broker, dealer or other organization which, in our judgment, is qualified to remarket the HIGH TIDES and establish the term provisions and which has entered into a remarketing agreement with us, the Trust and the administrative trustees in which it has agreed to conduct the remarketing in accordance with the terms and conditions described in this prospectus and provided in the remarketing agreement. The holders of a majority in aggregate liquidation amount of the outstanding HIGH TIDES may remove the remarketing agent for cause. The tender agent will send notice to you of the resignation or removal of the remarketing agent and the appointment of a successor remarketing agent. If there is no remarketing agent on the first day of the initial remarketing period, the remarketing will fail and the HIGH TIDES will remain outstanding on the terms described in this prospectus under "The Remarketing -- Effect of Failed Remarketing."

     The remarketing agreement provides that the remarketing agent will not be obligated to remarket HIGH TIDES if:

     - there is a material misstatement or omission in any (a) disclosure document approved by us or the Trust in connection with the remarketing or (b) document publicly disclosed (including in a filing pursuant to the Securities Exchange Act) by or on behalf of us or the Trust, unless in each case the remarketing agent is satisfied that such misstatement or omission has been properly corrected, or

     - either we or the Trust fails to satisfy conditions customary in an offering.

     Broker-dealers, if any, which obtain purchasers for the HIGH TIDES will be paid a commission or fee by the remarketing agent based upon the remarketing fee described above and the number of

HIGH TIDES sold. Broker-dealers will enter into broker-dealer agreements with the remarketing agent, which will provide for their participation in the remarketing and will require them to follow certain private placement procedures. The identity of the broker-dealers, if any, which will participate in the remarketing has not yet been determined. The remarketing agent will have the right to select broker-dealers at any time prior to the reset date. No broker-dealer will be obligated to purchase the HIGH TIDES.

     If for any reason term provisions are established by the remarketing agent but on the reset date the remarketing agent is unable to sell one or more HIGH TIDES tendered for remarketing, the remarketing agent will be obligated, except upon the occurrence of certain market events specified in the remarketing agreement, to purchase the HIGH TIDES for the reset price on the reset date.

                           DESCRIPTION OF HIGH TIDES

     Under the terms of the declaration of trust, the declaration trustees on behalf of the Trust issued the HIGH TIDES and the common securities in fully registered form without interest coupons. The HIGH TIDES represent preferred undivided beneficial ownership interests in the assets of the Trust, and the holders of the HIGH TIDES are entitled to a preference over us, as the holder of the Trust's common securities, in limited circumstances with respect to distributions and amounts payable on redemption of the HIGH TIDES and the Trust's common securities or dissolution and liquidation of the Trust, as well as other benefits as described in the declaration of trust. See
"-- Subordination of Common Securities." The declaration of trust is qualified under and is subject to and governed by the Trust Indenture Act. This summary of the provisions of the HIGH TIDES, the Trust's common securities and the declaration of trust is subject to, and is qualified in its entirety by reference to, all the provisions of the declaration of trust, including the definitions of certain terms. A copy of the declaration of trust is available from us upon request as described in "Where You Can Find More Information." Unless the context requires otherwise, "Calpine," "we," "us," "our" or similar terms in this section refer solely to Calpine Corporation and not the Trust or any of our other consolidated subsidiaries.

GENERAL

     The Trust will make payments on the HIGH TIDES pro rata with its common securities except as described under "-- Subordination of Common Securities." The guarantee has been executed by us for your benefit and provides for a guarantee on a subordinated basis with respect to the HIGH TIDES but does not guarantee payment of distributions or amounts payable on redemption of the HIGH TIDES or on dissolution and liquidation of the Trust when the Trust does not have funds on hand available to make those payments. See "Description of the Guarantee."

     Credit Suisse First Boston Corporation has agreed to act as initial remarketing agent with respect to the HIGH TIDES and is referred to herein as the remarketing agent. The remarketing agent will be paid fees for its services and may resign or be replaced by us under certain circumstances. The remarketing agent may also be removed at any time for cause by the holders of a majority of the aggregate liquidation amount of HIGH TIDES outstanding. See "The Remarketing Agent."

DISTRIBUTIONS

     Distributions commenced to accrue on the HIGH TIDES from the date of their original issuance at the applicable rate of the stated liquidation amount of $50 per HIGH TIDES. Subject to the deferral rights described below, the Trust will pay the distributions quarterly in arrears on each February 1, May 1, August 1 and November 1, each referred to as a distribution date, commencing

May 1, 2000, to the person in whose name each HIGH TIDES is registered at the close of business on the 15th day of the month immediately preceding the applicable distribution date.

     The amount of distributions payable for any period will be paid on the basis of a 360-day year comprised of twelve 30-day months. If any distribution date is not a business day, the Trust will pay distributions payable on that date on the next succeeding day that is a business day, and without any additional distributions or other payments in respect of any such delay, with the same force and effect as if made on the date the payment was originally payable. Distributions that the Trust does not pay on the applicable distribution date will accrue additional distributions on the amount of the accrued distributions, to the extent permitted by law, compounded quarterly from the relevant distribution date. As used in this prospectus, the term "distribution" includes quarterly distributions, additional distributions on quarterly distributions not paid on the applicable distribution date and special distributions upon certain tax events, as applicable. See "Description of Debentures -- Additional Amounts." As used in this prospectus, a "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     The reset date is any date (1) not later than February 1, 2005, or, if the day is not a business day, the next succeeding business day, and (2) not earlier than 70 business days prior to February 1, 2005, as may be determined by the remarketing agent, in its sole discretion, for settlement of a successful remarketing. The 15th day of the month immediately preceding each distribution date is the record date for determining which holders of HIGH TIDES shall be paid the distributions and additional amounts, if any, payable on such distribution date. If the reset date is prior to the record date for the immediately following distribution date, then distributions and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following distribution date shall be paid on such distribution date to the person in whose name each HIGH TIDES is registered on the relevant record date, subject to our right to initiate a deferral period. If the reset date is on or after the record date for the immediately following distribution date, then (1) distributions and additional amounts, if any, accrued from and after the record date to but excluding the reset date shall be paid on the immediately following distribution date to the person in whose name each HIGH TIDES is registered on the relevant record date and (2) distributions and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following distribution date shall be paid on the second distribution date immediately following the reset date to the person in whose name each HIGH TIDES is registered on the relevant record date for such second distribution date, subject in each case to our right to initiate a deferral period. The applicable rate will be the initial rate of 5 1/2% per annum from the date of original issuance of the HIGH TIDES but excluding the reset date. From the reset date, the applicable rate will be the term rate established by the remarketing agent to be effective on the reset date. On the reset date, the remarketing agent will notify the declaration trustees, the Trust, the debenture trustee, the paying agent, us and the holders, if any, which elected not to tender all their HIGH TIDES for remarketing of the term provisions, including the term rate. The notification must be made by written notice or by telephone promptly confirmed by telecopy or other writing. See "The Remarketing." In the event of a registration default under the registration rights agreement, the applicable rate will be increased by 0.50% per annum until the registration default is cured.

     So long as no event of default under the debentures has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters. However, no deferral period may extend beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise and (2) in the case of a deferral period beginning prior to the reset date, the reset date. We have agreed, among other things, not to declare or pay any dividend on our capital stock, subject to certain exceptions, during any deferral period. See "Description of Debentures -- Option to Extend Interest Payment Date." As a consequence of any deferral election, the Trust will defer quarterly distributions on the HIGH TIDES during the deferral period. Deferred distributions to which you are entitled will accumulate additional distributions at the applicable rate, compounded quarterly from the relevant payment date for distributions during any deferral period, to the extent permitted by applicable law. See "Description of Debentures -- Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences -- Interest Income" for a more detailed discussion of the terms and conditions affecting our right to defer the payment of interest on the debentures.

     We have no current intention of exercising our right to defer payments of interest on the debentures.

     The Trust's revenue available for distribution to you will be limited to payments under the debentures. See "Description of Debentures -- General." If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the HIGH TIDES. We have guaranteed the payment of distributions, if and to the extent the Trust has funds legally available for the payment of those distributions and cash sufficient to make those payments, on a limited basis as set forth under "Description of the Guarantee."

CONVERSION RIGHTS

     General. You may convert your HIGH TIDES at any time prior to 5:00 p.m., New York City time, on or prior to the tender notification date and, in the event of a convertible remarketing or a failed final remarketing, from and after the reset date to and including February 1, 2030 (except that you may convert HIGH TIDES called for redemption by us at any time prior to 5:00 p.m., New York City time, on the relevant redemption date), at your option and in the manner described below, into shares of our common stock. On or prior to the tender notification date, you may convert each HIGH TIDES, pursuant to the initial conversion ratio, into 0.4881 shares of our common stock (equivalent to an initial conversion price of $102.4375 per share of common stock). On and after the reset date, the Trust has the option to make each HIGH TIDES, subject to the results of the remarketing, become convertible into a different number of shares of common stock or nonconvertible. See "The Remarketing." The conversion ratio and the equivalent conversion price in effect at any given time are referred to in this prospectus as the applicable conversion ratio and the applicable conversion price, respectively, and will be subject to adjustment as described under "-- Conversion Price Adjustments" below. The Trust will covenant in the declaration of trust not to convert debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by you.

     If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice, together, if the HIGH TIDES are in certificated form, with the certificated security, to the conversion agent who will, on your behalf, exchange the HIGH TIDES for a like amount of debentures and immediately convert the debentures into shares of our common stock. You may obtain copies of the required form of the conversion notice from the conversion agent.

     If you are the record holder of HIGH TIDES at the close of business on a distribution record date, you will be entitled to receive the distribution payable on your HIGH TIDES on the corresponding distribution date even if you convert your HIGH TIDES after the distribution record date but prior to the distribution date. Except as provided in the immediately preceding sentence, neither we nor the Trust will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid distributions, whether or not in arrears, on converted HIGH TIDES, even if you convert your HIGH TIDES during a deferral period. We will make no payment or allowance for distributions on our shares of common stock issued upon conversion, except to the extent that those shares of common stock are held of record on the record date for any distributions. We will deem each conversion to have been effected immediately prior to the close of business on the day on which the Trust received the related conversion notice.

     We will not issue any fractional shares of our common stock as a result of conversion. Instead, we will pay fractional interest in cash based on the closing price of our common stock at the time of conversion.

     Conversion Price Adjustments -- General. The applicable conversion price of the HIGH TIDES will be adjusted, without duplication, upon the happening of the following events:

     - the payment of dividends and other distributions payable exclusively in our common stock on our common stock,

     - the issuance to all holders of our common stock of rights or warrants,

     - subdivisions and combinations of our common stock,

     - the payment of dividends and other distributions to all holders of our common stock consisting of evidences of our indebtedness, securities or capital stock, cash or assets, except for those rights or warrants referred to in the second bullet clause above and dividend and distributions paid exclusively in cash,

     - the payment to holders of our common stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or any of our subsidiaries for our common stock at a price in excess of 110% of the current market price of our common stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to the tender or exchange offer, and

     - the payment of dividends and other distributions on our common stock paid exclusively in cash, excluding:

        -- cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends, as adjusted to reflect any of the events described above, and

        -- cash dividends the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within the 12 months preceding the date of payment of such cash dividends, does not exceed 12 1/2% of the current market price of our common stock as of the trading day immediately preceding the date of declaration of the dividend.

     We may, at our option, make reductions in the applicable conversion price as our board of directors deems advisable to avoid or diminish any income tax to our common stockholders resulting from any dividend or distribution of stock, or rights to acquire stock, or from any event treated similarly for federal income tax purposes. See "Certain United States Federal Income Tax
Consequences -- Adjustment of Conversion Price."

     The applicable conversion price will not be adjusted:

     - upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of Calpine and the investment of additional optional amounts in shares of our common stock under any plan,

     - upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of Calpine, or

     - upon the issuance of any shares of our common stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the HIGH TIDES were first issued.

     No adjustment in the applicable conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the applicable conversion price. If the adjustment is not made because the adjustment does not change the applicable conversion price by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. Except as specifically described above, the applicable conversion price will not be subject to adjustment in the case of the issuance of any of our common stock, or securities convertible into or exchangeable for our common stock.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of Calpine. If we are a party to a transaction which results in our common shares being converted into the right to receive, or being exchanged for, securities, cash or other property of a third party, the conversion price may be adjusted as described below. The following are examples of company transactions which may result in an adjustment to the conversion price:

     - merger,

     - consolidation,

     - sale of all or substantially all of our assets,

     - recapitalization or reclassification of our common shares, or

     - any compulsory share exchange.

     If we are a party to any company transaction, in each case, as a result of which shares of our common stock will be converted into the right to receive other securities, cash or other property, we will ensure that lawful provision is made as part of the terms of the company transaction so that the holder of each HIGH TIDES then outstanding will have the right thereafter to convert the HIGH TIDES only into:

     - in the case of any company transaction other than a company transaction involving a Common Stock Fundamental Change, the kind and amount of securities, cash and other property receivable upon the consummation of the company transaction by a holder of that number of shares of our common stock into which a HIGH TIDES was convertible immediately prior to the company transaction; or

     - in the case of a company transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of our common stock;

but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if the company transaction constitutes a Fundamental Change.

     The holders of HIGH TIDES will have no voting rights with respect to any company transaction.

     In the case of any company transaction involving a Fundamental Change, the applicable conversion price will be adjusted immediately before the Fundamental Change as follows:

     - in the case of a Non-Stock Fundamental Change, the applicable conversion price of the HIGH TIDES will become the lower of:

        -- the applicable conversion price immediately prior to the Non-Stock
           Fundamental Change, but after giving effect to any other prior adjustments, and

        -- the result obtained by multiplying the greater of the relevant price or the then applicable reference market price by the optional redemption ratio (the product is referred to as the "adjusted relevant price" or the "adjusted reference market price," as the case may be); and

     - in the case of a Common Stock Fundamental Change, the applicable conversion price of the HIGH TIDES immediately prior to the Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will be adjusted by multiplying the applicable conversion price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the relevant price.

     However, in the event of a Common Stock Fundamental Change in which:

     - 100% of the value of the consideration received by a holder of our common stock is common stock of the successor, acquirer or other third party (and cash, if any, is paid only with respect to any fractional interests in the common stock resulting from the Common Stock Fundamental Change), and

     - all our common stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer or other third party;

the applicable conversion price of the HIGH TIDES immediately prior to the Common Stock Fundamental Change will be adjusted by multiplying the applicable conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer or other third party received by a holder of one share of our common stock as a result of the Common Stock Fundamental Change.

     In the absence of the adjustments to the applicable conversion price in the event of a company transaction involving a Fundamental Change, in the case of a company transaction each HIGH TIDES would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of our common stock into which each HIGH TIDES was convertible immediately prior to the company transaction. Thus, in the absence of the Fundamental Change provisions, a company transaction could substantially lessen or eliminate the value of the conversion privilege associated with the HIGH TIDES. For example, if a company were to acquire Calpine in a cash merger, each HIGH TIDES would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of Calpine and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the amount of securities, cash or other property into which you may convert each HIGH TIDES. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our common stock (measured as described in the definition of relevant price) is lower than the then applicable conversion price of a HIGH TIDES but greater than or equal to the reference market price, the applicable conversion price will be adjusted with the effect that you will be able to convert each HIGH TIDES into securities, cash or other property of the same type received by the holders of our common stock in the transaction with the applicable conversion price adjusted as though the initial value had been the adjusted relevant price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of our common stock (measured as described in the definition of relevant price) is lower than both the applicable conversion price of a HIGH TIDES and the reference market price, the applicable conversion price will be adjusted as described above but calculated as though the initial value had been the adjusted reference market price.

     In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that:

     - where our common stock is converted partly into common stock and partly into other securities, cash or property, you will be able to convert each HIGH TIDES solely into a number of shares of common stock determined so that the initial value of those shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of our common stock into which each HIGH TIDES was convertible immediately before the transaction (measured as aforesaid); and

     - where our common stock is converted solely into common stock, you will be able to convert each HIGH TIDES into the same number of shares of common stock receivable by a holder of the number of shares of our common stock into which each HIGH TIDES was convertible immediately before the transaction.

     The term "closing price" of any security on any day means the last reported sale price of the security on that day, or in case no sale takes place on that day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which the securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if the securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of the security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Calpine for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value, as determined in good faith by our board of directors, of the consideration received by holders of our common stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the entitlement date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either:

     - we continue to exist after the occurrence of the Fundamental Change and the outstanding HIGH TIDES continue to exist as outstanding HIGH TIDES, or

     - not later than the occurrence of the Fundamental Change, the outstanding debentures are converted into or exchanged for debentures of a corporation succeeding to our business, which debentures have terms substantially similar to those of our debentures.

     The term "company transaction" means:

     - any recapitalization or reclassification of the common stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the common stock),

     - any consolidation of Calpine with, or merger of Calpine into, any other person, any merger of another person into Calpine (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of common stock of Calpine),

     - any sale or transfer of all or substantially all of the assets of Calpine, or

     - any compulsory share exchange.

     The term "entitlement date" means the record date for determination of the holders of our common stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no record date, the date upon which holders of our common stock will have the right to receive those securities, cash or other property.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with a company transaction pursuant to which all or substantially all of our common stock will be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise). However, in the case of a company transaction involving more than one transaction or event, for purposes of adjustment of the applicable conversion price, the Fundamental Change will be deemed to have occurred when substantially all of our common stock is exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment will be based upon the highest weighted average per share consideration that a holder of our common stock could have received in the transactions or events as a result of which more than 50% of all outstanding shares of our common stock will have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "optional redemption ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current optional redemption price or, on or prior to the reset date and at any time after the reset date at which the HIGH TIDES are not redeemable at our option, an amount per HIGH TIDES determined by us in our sole discretion, after consultation with a nationally recognized investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the HIGH TIDES had been redeemable during that period.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the closing prices for the common stock received in the Common Stock Fundamental Change for the ten consecutive trading days prior to and including the entitlement date, as adjusted in good faith by us to appropriately reflect any of the events referred to in the six bullet clauses of the first paragraph under "-- Conversion Price
Adjustments -- General."

     The term "reference market price" means on the date the Trust originally issued the HIGH TIDES, $53.8125 (which is an amount derived from the product of 66 2/3% and the last reported sale price for our common stock on the New York Stock Exchange Composite Tape on January 25, 2000, rounded to nearest sixteenth). In the event of any adjustment to the applicable conversion price from such date to, but excluding the reset date, other than as a result of a Non-Stock Fundamental Change, the Trust will also adjust the reference market price so that the ratio of the reference market price to the applicable conversion price after giving effect to any adjustment will be the same as the ratio of $53.8125 to the initial conversion price. If the HIGH TIDES are convertible into common stock on and after the reset date, the reference market price on the reset date will be an amount derived from the product of to 66 2/3% and the closing price of the common stock on the reset date, rounded to the nearest sixteenth, and, in the event of any adjustment to the applicable conversion price from the reset date and thereafter, other than as a result of a Non-Stock Fundamental Change, the reference market price shall also be adjusted so that the ratio of the reference market price to the applicable conversion price after giving effect to any such adjustment shall always be the same as the ratio of the closing price of the common stock on the reset date to the term conversion price.

     The term "relevant price" means:

     - in the case of a Non-Stock Fundamental Change in which the holder of our common stock receives only cash, the amount of cash received by the holder of one share of our common stock, and

     - in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily closing prices for our common stock during the ten consecutive trading days prior to and including the entitlement date, in each case as adjusted in good faith by us to appropriately reflect any of the events referred to in the six bullet clauses of the first paragraph under "-- Conversion Price Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the debentures at their stated maturity or a redemption in whole or in part of the debentures (other than following any distribution of the debentures to you and the holders of the Trust's common securities), the property trustee will apply the proceeds from the repayment or redemption to redeem, on a pro rata basis, a like amount of HIGH TIDES and the Trust's common securities, on the redemption date, in an amount per HIGH TIDES or common security, as applicable, equal to the applicable redemption price. The redemption price will be equal to:

     - the liquidation amount of each HIGH TIDES plus any accrued and unpaid distributions in the case of (A) the repayment of the debentures at their stated maturity or (B) the redemption of the debentures in certain limited circumstances upon the occurrence of a tax event,

     - in the case of an optional redemption on or after February 5, 2003, but prior to, and excluding, the tender notification date, the initial redemption price as set forth under "Description of Debentures -- Redemption -- Optional Redemption", and

     - in the case of an optional redemption after the reset date, in accordance with the term call protections, if any, established in the remarketing.

REDEMPTION PROCEDURES

     The Trust will redeem its HIGH TIDES and common securities at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the debentures. The Trust will redeem its HIGH TIDES and common securities and will pay the applicable redemption price on each redemption date only to the extent that it has funds on hand available for the payment of the redemption price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the HIGH TIDES, then, by 11:00 a.m., New York City time, on the redemption date, to the extent funds are available, with respect to the HIGH TIDES held in global form, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the applicable redemption price to you. See "-- Form, Book-Entry Procedures and Transfer."

     If the HIGH TIDES are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the HIGH TIDES funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the HIGH TIDES upon surrender of their certificates evidencing the HIGH TIDES. See "-- Payment and Paying Agency."

     Distributions payable on or prior to the redemption date for any HIGH TIDES called for redemption will be paid to holders of HIGH TIDES as of the relevant record dates for the related distribution. If the Trust has given notice of redemption and deposited funds as required, then upon the date of the deposit, all of your rights will cease, except your right to receive the applicable redemption price, but without interest on the redemption price, and the HIGH TIDES will cease to be outstanding.

     If any redemption date is not a business day, then payment of the applicable redemption price payable on that date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any delay. However, if that business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In the event that the Trust or, pursuant to the guarantee described in "Description of the Guarantee," we improperly withhold or refuse to make payment of the applicable redemption price, then distributions on HIGH TIDES will continue to accrue at the then applicable rate, from the redemption date originally established by the Trust to the date the redemption price is actually paid. Under these circumstances, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, we or our subsidiaries may at any time and from time to time purchase outstanding HIGH TIDES by tender, in the open market or by private agreement except as provided under "The Remarketing -- Purchases by Us and Our Affiliates."

     If we desire to consummate an optional redemption, we must send a notice to each holder of HIGH TIDES and the Trust's common securities at its registered address in accordance with the notice procedures set forth under "Description of Debentures -- Redemption -- Optional Redemption." We must mail any notice of a tax event redemption at least 30 days but not more than 60 days before the redemption date to you. We need not provide notice of repayment at the stated maturity of the debentures.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a tax event occurs and is continuing, we will cause the trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust, cause debentures to be distributed to you and us, as holder of the Trust's common securities, on a pro rata basis, in liquidation of the Trust within 90 days following the occurrence of the tax event. However, the liquidation and distribution will be conditioned on:

     - the trustees' receipt of an opinion of a nationally recognized independent tax counsel, reasonably acceptable to the trustees, experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that you will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of debentures; and

     - Calpine being unable to avoid such tax event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the Trust or you and will involve no material cost.

     Furthermore, if (1) a nationally recognized independent tax counsel, reasonably acceptable to the trustees, experienced in such matters provides an opinion (the "Redemption Tax Opinion") to us that, as a result of a tax event, there is more than an insubstantial risk that (a) the Trust would become subject to United States federal income tax for the interest accrued or received in the debentures, or (b) we would be precluded from deducting the interest on the debentures for United States federal income tax purposes, even after the debentures were distributed to you upon liquidation of the Trust as described above, or (2) such tax counsel informs the trustees that it cannot deliver a No Recognition Opinion, we will have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the tax event, to redeem the debentures, in whole, but not in part, for cash, for the principal amount plus accrued and unpaid interest and, following such redemption, the Trust will redeem all the HIGH TIDES at the aggregate liquidation amount of the HIGH TIDES plus accrued and unpaid distributions. However, if at the time there is available to us or the Trust the opportunity to eliminate, within such 90-day period, the tax event by taking some ministerial action or pursuing some other reasonable measure that, in our sole judgment, will have no adverse effect on us, the Trust or you and will involve no material cost, we or the Trust will pursue that measure in lieu of redemption. See
"-- Mandatory Redemption." In addition to the foregoing options, we will also have the option of causing the HIGH TIDES to remain outstanding and pay additional amounts on the debentures. See "Description of Debentures -- Additional Amounts."

     The term "tax event" means the receipt by the property trustee of an opinion of a nationally recognized independent tax counsel to us, reasonably acceptable to the trustees, experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of:

     - any amendment to or change (including any announced prospective change (which will not include a proposed change), provided that a tax event will not occur more than 90 days before the effective date of any prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of the United States or any political subdivision;

     - any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

     - any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the debentures or the issue date of the HIGH TIDES;

there is more than an insubstantial risk that one of the following will occur:

     - if the debentures are held by the property trustee, (1) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by counsel, or
       (2) any portion of interest payable by us to the Trust (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for United States federal income tax purposes; or

     - with respect to debentures which are no longer held by the property trustee, any portion of interest payable by us (or original issue discount accruing) on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by us in whole or in part for United States federal income tax purposes.

     If an investment company event occurs and is continuing, we will cause the trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust, cause a like amount of the debentures to be distributed to you in liquidation of the Trust within 90 days following the occurrence of the investment company event.

     An investment company event occurs if there is a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Trust is or will be considered an "investment company" required to be registered under the Investment Company Act. In order to be an investment company event, the change in law must become effective on or after the date of this prospectus.

     The distribution by us of the debentures will effectively result in the cancellation of the HIGH TIDES.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF DEBENTURES

     We, as the holder of the Trust's outstanding common securities or as depositor, have the right at any time including, without limitation, upon the occurrence of a tax event or an investment company event, to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause a like amount of the debentures to be distributed to you and the holders of the Trust's common securities upon liquidation of the Trust. However, we may not dissolve the Trust during the period beginning on the business day following a tender notification date and ending on the reset date (other than upon the occurrence of a tax event or an investment company event). In addition, the declaration trustees shall have received a No Recognition Opinion prior to the dissolution of the Trust.

     The Trust will automatically dissolve upon the first to occur of:

          (A) our bankruptcy, dissolution or liquidation,

          (B) the distribution of a like amount of the debentures to the holders of the HIGH TIDES and the Trust's common securities if we, as holder of the Trust's outstanding common securities or as depositor, have given our written direction to the property trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within our discretion, as depositor),

          (C) redemption of all the HIGH TIDES and the Trust's common securities as described under "-- Mandatory Redemption" above,

          (D) conversion of all outstanding HIGH TIDES and the Trust's common securities as described under "-- Conversion Rights" above,

          (E) expiration of the term of the Trust, or

          (F) entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

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

     If an early dissolution occurs as described in clause (A), (B), (E) or (F) above, the declaration trustees will liquidate the Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to the creditors of the Trust as provided by applicable law, to you and the holders of the Trust's common securities a like amount of the debentures, unless the distribution would not be practical. In that event, you and the holders of the Trust's common securities will be entitled to receive out of the Trust's assets available for distribution to holders, after satisfaction of liabilities to the Trust's creditors as provided by applicable law, an amount equal to, in the case of holders of HIGH TIDES, the aggregate liquidation amount of the HIGH TIDES plus accrued and unpaid distributions, to the date of payment (that amount being the "liquidation distribution"). If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the Trust will pay the amounts directly payable by it on the HIGH TIDES on a pro rata basis. We, as the holder of the Trust's common securities, will be entitled to receive distributions upon any liquidation pro rata with you, except that if an event of default under the debentures (or an event that, with notice or passage of time, would become an event of default under the debentures) has occurred and is continuing, the HIGH TIDES will have a priority over the Trust's common securities with respect to any of those distributions. See "-- Subordination of Common Securities."

     If we do not redeem the debentures prior to maturity, the Trust is not dissolved and liquidated and the debentures are not distributed to you and the holders of the Trust's common securities, the HIGH TIDES will remain outstanding until the repayment of the debentures at their final stated maturity and the distribution of the liquidation distribution to you.

     On and after the liquidation date fixed for any distribution of debentures to you and the holders of the Trust's common securities:

     - the Trust will no longer deem the HIGH TIDES to be outstanding,

     - DTC or its nominee, as the record holder of the HIGH TIDES, will receive a registered global certificate or certificates representing the debentures to be delivered upon the distribution with respect to HIGH TIDES held by DTC or its nominee, and

     - the Trust will deem any certificates representing HIGH TIDES not held by DTC or its nominee to represent debentures having a principal amount equal to the liquidation amount of the HIGH TIDES and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the HIGH TIDES until those certificates are presented to the administrative trustees or their agent for cancellation, whereupon we will issue to the holder, and the debenture trustee will authenticate, a certificate representing the debentures.

     We cannot assure you as to the market prices for the HIGH TIDES or the debentures that you may receive in exchange for the HIGH TIDES and/or the Trust's common securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the HIGH TIDES that you may purchase, or the debentures that you may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that you originally paid to purchase the HIGH TIDES.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the redemption price of, the HIGH TIDES and the Trust's common securities generally shall be made pro rata to the holders of HIGH TIDES and the Trust's common securities. The Trust will base those payments on the liquidation amount of the HIGH TIDES and the Trust's common securities. If on any distribution date or redemption date any event of default under the debentures has occurred and is continuing or an event of default under the declaration of trust has occurred and is continuing, then the Trust will not pay any distribution on, or applicable redemption price of, any of the Trust's common securities, and the Trust will not make any other payment on account of the redemption, liquidation or other acquisition of the Trust's common securities, unless:

     - all accrued and unpaid distributions on all of the outstanding HIGH TIDES are paid in cash for all distribution periods ending on or prior to any payment on common securities of the Trust, or

     - in the case of payment of the applicable redemption price, the full amount of the redemption price on all of the outstanding HIGH TIDES then called for redemption shall have been paid or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the applicable redemption price of, the HIGH TIDES then due and payable.

     If an event of default occurs under the declaration of trust resulting from an event of default under the debentures, the Trust will deem us, as holder of the Trust's common securities, to have waived any right to act with respect to any event of default under the declaration of trust until the effect of all events of default have been cured, waived or otherwise eliminated. Until all events of default under the declaration of trust have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the Trust's common securities, and only you will have the right to direct the property trustee to act on your behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "event of default" under the declaration of trust (whatever the reason for the event of default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     - the occurrence of an event of default under the debentures (see "Description of Debentures -- Debenture Events of Default");

     - the Trust's default in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days (subject to the deferral of any due date in the case of a deferral period);

     - the Trust's default in the payment of any redemption price of any HIGH TIDES or common security of the Trust when it becomes due and payable;

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the declaration trustees in the declaration of trust (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in the second or third bullet points above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES have given, by registered or certified mail, to the defaulting trustee or trustees a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the declaration of trust; or

     - the occurrence of a bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days of those events.

     Within ten business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. Calpine, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we and they are in compliance with all the conditions and covenants applicable to us and them under the declaration of trust.

     If an event of default under the debentures or an event of default under the declaration of trust has occurred and is continuing, the HIGH TIDES will have a preference over the Trust's common securities. See "-- Liquidation of the Trust and Distribution of Debentures" and "-- Subordination of Common Securities."

REMOVAL OF TRUSTEES

     Unless an event of default under the debentures has occurred and is continuing, we, as the holder of the Trust's common securities, may remove any declaration trustee at any time. If an event of default under the debentures has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding HIGH TIDES may remove the property trustee and the Delaware statutory trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the Trust's common securities. No resignation or removal of the Delaware statutory trustee or the property trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any successor to the property trustee or the Delaware trustee by merger, conversion or consolidation or which otherwise succeeds to that trustee's corporate trust business will take the place of that trustee under the declaration of trust if the successor otherwise is qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the declaration of trust. The Trust may, with the consent of the administrative trustees but without your consent and the consent of the property trustee or the Delaware statutory trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

     - the successor entity either (1) expressly assumes all of the Trust's obligations with respect to the HIGH TIDES or (2) substitutes for the HIGH TIDES other successor securities having substantially the same terms as the HIGH TIDES so long as the successor securities rank the same as the HIGH TIDES rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the debentures;

     - the successor securities are listed or traded, or any successor securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the HIGH TIDES are then listed or traded, if any;

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

     - the transaction does not cause the HIGH TIDES, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

     - the transaction does not adversely affect the rights, preferences and privileges of the holders of the HIGH TIDES, including any successor securities, in any material respect;

     - the successor entity has a purpose substantially identical and limited to the purpose of the Trust;

     - prior to the transaction, we receive an opinion from independent counsel to the Trust experienced in such matters to the effect that:

        -- the transaction does not adversely affect the limited liability of the holders of the HIGH TIDES and common securities, including any successor securities,

        -- following the transaction neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

        -- following the transaction, the Trust or the successor entity will continue to be treated as a grantor trust for United States federal income tax purposes;

     - we or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee relating to the HIGH TIDES; and

     - the transaction is not a taxable event for you.

     Notwithstanding the general provisions described above, the Trust will not, except with the consent of holders of 100% in aggregate liquidation amount of the HIGH TIDES and the Trust's common securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     The holders of HIGH TIDES have only the voting rights described below and under "Description of the Guarantee -- Amendments and Assignment" plus any voting rights required by law and the declaration of trust.

     In addition to your rights with respect to the enforcement of payments by us to the Trust of principal of or interest on the debentures as described under "Description of Debentures -- Debenture Events of Default," if either of the following events occurs:

     - an event of default under the debentures occurs and is continuing; or

     - we default under the guarantee with respect to the HIGH TIDES;

then the holders of the HIGH TIDES, acting as a single class, will be entitled by a vote of a majority in aggregate stated liquidation amount of the outstanding HIGH TIDES to appoint a special trustee. Either of these occurrences are called an appointment event. Any holder of HIGH TIDES, other than Calpine or any of our affiliates, will be entitled to nominate any person to be appointed as special trustee. Not later than 30 days after the right to appoint a special trustee arises, the declaration trustees will convene a meeting of the holders of HIGH TIDES for the purpose of appointing a special trustee. If the declaration trustees fail to convene that meeting within the 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding HIGH TIDES will be entitled to convene the meeting. The provisions of the declaration of trust relating to the convening and conduct of the meetings of the holders will apply with respect to the meeting. Any special trustee so appointed will cease to be a special trustee if the appointment event pursuant to which the special trustee was appointed and all other appointment events cease to be continuing. If an extension occurs at a time between an interest payment date and the expiration of the 30-day grace period for payment defaults under the indenture governing the debentures, there will be no event of default under the debentures in respect of such interest payment and, consequently, no event of default for failure to make any scheduled interest payment during the deferral period on the date originally scheduled.

     We, along with the property trustee and the administrative trustees, may amend the declaration of trust from time to time without your consent:

     - to cure any ambiguity,

     - to correct or supplement any provision in the declaration of trust that may be inconsistent with any other provision,

     - to make any other provisions with respect to ministerial matters or questions arising under the declaration of trust, which will not be inconsistent with the other provisions of the declaration of trust, or

     - to modify, eliminate or add to any provisions of the declaration of trust if necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States federal income tax purposes as a grantor trust at all times that any HIGH TIDES or the Trust's common securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act.

However, no action may be taken under the first bullet above under unless the action will not adversely affect in any material respect the interests of any holder of HIGH TIDES or the Trust's common securities. Any such amendments of the declaration of trust will become effective when notice of the amendment is given to you and the holders of the Trust's common securities.

     We, along with the property trustee and the administrative trustees, may amend the declaration of trust with:

     - the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding HIGH TIDES, and

     - receipt by the declaration trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an investment company under the Investment Company Act.

     In addition, without the consent of each holder of HIGH TIDES and the Trust's common securities, no amendment may:

     - change the amount or timing of any distribution on the HIGH TIDES or the Trust's common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the HIGH TIDES or the Trust's common securities as of a specified date, or

     - restrict the right of a holder of HIGH TIDES or the Trust's common securities to institute suit for the enforcement of any payment on or after such date.

     So long as any debentures are held by the Trust, the declaration trustees will not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the debentures, or execute any trust or power conferred on the property trustee with respect to the debentures,

     - waive any past default that is waivable under the indenture governing the debentures,

     - exercise any right to rescind or annul a declaration that the principal of all the debentures is due and payable, or

     - give a required consent to any amendment, modification or termination of the debentures or the indenture governing the debentures,

unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding HIGH TIDES. When the indenture governing the debentures requires the consent of each holder of debentures, the property trustee cannot give its consent without the prior consent of each holder of the HIGH TIDES.

     The declaration trustees will not revoke any action previously authorized or approved by a vote of the holders of the HIGH TIDES except by subsequent vote of those holders. The property trustee will notify each holder of HIGH TIDES of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the HIGH TIDES, prior to taking any of the foregoing actions, the property trustee will obtain an opinion of counsel experienced in those matters to the effect that the action will not affect the Trust's status as a grantor trust for United States federal income tax purposes on account of the action.

     Any required approval of holders of HIGH TIDES may be given either at a properly convened meeting of those holders or by a written consent without prior notice. The property trustee must notify holders of HIGH TIDES of any meeting.

     Neither your vote nor your consent is required for the Trust to redeem and cancel or remarket the HIGH TIDES in accordance with the declaration of trust.

     Notwithstanding that you are entitled to vote or consent under any of the circumstances described above, any of the HIGH TIDES that are owned by us, the declaration trustees or any affiliate of Calpine or any declaration trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     We will pay all of the costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any HIGH TIDES or common securities of the Trust the amounts due to the holders under the terms of those securities. Our foregoing obligations under the indenture governing the debentures are for the benefit of, and will be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "creditor"), whether or not the creditor has received notice of those obligations. Any creditor may enforce our obligations directly against us, and we have irrevocably waived any right or remedy to require that any creditor take any action against the Trust or any other person before proceeding against us.

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

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     The HIGH TIDES were issued in the form of two fully registered global HIGH TIDES certificates. The global HIGH TIDES certificate were deposited upon issuance with the property trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the global HIGH TIDES certificate may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global HIGH TIDES certificate may not be exchanged for HIGH TIDES in certificated form except in the limited circumstances described below. See "-- Certificated HIGH TIDES." In addition, a transfer of beneficial interests in the global HIGH TIDES certificate will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

DEPOSITARY PROCEDURES

     DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between its participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

     DTC has also advised us and the Trust that, pursuant to procedures established by it:

     - upon deposit of the global HIGH TIDES certificate, DTC will credit the accounts of participants designated by Credit Suisse First Boston Corporation with portions of the principal amount of the global HIGH TIDES certificate; and

     - ownership of such interests in the global HIGH TIDES certificate will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC, with respect to the participants, or by the participants and the indirect participants, with respect to other owners of beneficial interests in the global HIGH TIDES certificate.

     Investors in the global HIGH TIDES certificate may hold their interests in the global HIGH TIDES certificate directly through DTC, if they are participants in DTC, or indirectly through organizations which are participants in DTC's system. All interests in the global HIGH TIDES certificate will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the HIGH TIDES, that they own. Consequently, the ability to transfer beneficial interests in the global HIGH TIDES certificate to those persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global HIGH TIDES certificate to pledge those interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests. For certain other restrictions on the transferability of the HIGH TIDES, see "-- Certificated HIGH TIDES."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL HIGH TIDES CERTIFICATE WILL NOT BE ENTITLED TO HAVE HIGH TIDES REGISTERED IN THEIR NAMES, AND THEY WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF HIGH TIDES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION OF TRUST FOR ANY PURPOSE.

     Payments in respect of the global HIGH TIDES certificate registered in the name of DTC or its nominee will be payable by the property trustee to DTC or its nominee as the registered holder under the declaration of trust by wire transfer in immediately available funds on each distribution date. Under the terms of the declaration of trust, the property trustee will treat the persons in whose names the HIGH TIDES, including the global HIGH TIDES certificate, are registered as the owners of the global HIGH TIDES certificate for the purpose of receiving payments and for any and all other purposes. Consequently, neither the property trustee nor any agent of the property trustee has or will have any responsibility or liability for:

     - any aspect of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in the global HIGH TIDES certificate, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global HIGH TIDES certificate or

     - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

     DTC has advised us and the Trust that its current practice, upon receipt of any payment in respect of securities such as the HIGH TIDES, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the global HIGH TIDES certificate, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on the payment date. Payments by the participants and the indirect participants to the beneficial owners of HIGH TIDES represented by global HIGH TIDES certificate held through the participants will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee or the Trust. Neither the Trust nor the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the HIGH TIDES, and the Trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the global HIGH TIDES certificate trade and settle according to the rules and procedures of DTC and its participants. Transfers and settlements between participants in DTC are effected in accordance with DTC's procedures.

     DTC has advised us and the Trust that it will take any action permitted to be taken by you, including the presentation of HIGH TIDES for exchange as described below, only at the direction of one or more participants to whose account with DTC interests in the global HIGH TIDES certificate are credited and only in respect of the portion of the aggregate liquidation amount of the HIGH TIDES represented by the global HIGH TIDES certificate as to which the participant or participants has or have given such direction. However, if there is an event of default under the declaration of trust, DTC reserves the right to exchange the global HIGH TIDES certificate for HIGH TIDES in certificated form and to distribute those HIGH TIDES to its participants.

     So long as DTC or its nominee is the registered owner of the global HIGH TIDES certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the HIGH TIDES represented by the global HIGH TIDES certificate for all purposes under the declaration of trust.

     Neither DTC nor its nominee will consent or vote with respect to the HIGH TIDES. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those participants to whose accounts the HIGH TIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the Trust believe to be reliable, but neither we nor the Trust takes responsibility for the accuracy of the information.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global HIGH TIDES certificate among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Trust nor the property trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED HIGH TIDES

     The HIGH TIDES represented by the global HIGH TIDES certificate will be exchangeable for certificated HIGH TIDES in definitive form of like tenor as the HIGH TIDES in denominations of $50.00 and integral multiples of $50.00 if:

     - DTC notifies us or the Trust that it is unwilling or unable to continue as depositary for the global HIGH TIDES certificate, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act,

     - Calpine or the Trust in our or its discretion at any time determines not to have all of the HIGH TIDES evidenced by a global HIGH TIDES certificate, or

     - an event of default under the declaration of trust entitling you to accelerate the maturity of the HIGH TIDES has occurred and is continuing.

     Any of the HIGH TIDES that are exchangeable pursuant to the preceding sentence are exchangeable for certificated HIGH TIDES issuable in authorized denominations and registered in the names as DTC directs. Subject to the foregoing, the global HIGH TIDES certificate are not exchangeable, except for a global HIGH TIDES certificate of the same aggregate denomination to be registered in the name of DTC or its nominee.

PAYMENT AND PAYING AGENCY

     Payments in respect of the HIGH TIDES held in global form will be made to DTC. DTC will make payments on the HIGH TIDES by crediting the relevant account at DTC on the applicable distribution dates. If any HIGH TIDES are not held by DTC, then the paying agent will mail checks to the registered holders at their addresses as shown on its register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee resigns as paying agent, the administrative trustees will appoint a bank or trust company acceptable to the administrative trustees and us to act as paying agent.

     The property trustee has informed the Trust that so long as it serves as paying agent for the HIGH TIDES, it anticipates that information regarding distributions on the HIGH TIDES, including payment date, record date and redemption information, will be made available through The Bank of New York.

REGISTRAR, CONVERSION AGENT AND TRANSFER AGENT

     The property trustee acts as registrar, conversion agent and transfer agent for the HIGH TIDES.

     The property trustee will act as initial paying agent and transfer agent for certificated HIGH TIDES and may designate additional or substitute paying agents and transfer agents at any time. Registration of transfers of certificated HIGH TIDES will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the administrative trustees, the property trustee or we may require) in respect of any tax or other government charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register the transfer or exchange of certificated HIGH TIDES during the period beginning at the opening of business 15 days before any selection of certificated HIGH TIDES to be redeemed and ending at the close of business on the day of that selection or register the transfer or exchange of any certificated HIGH TIDES, or portion thereof, called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of an event of default, is required to perform only the duties that are specifically set forth in the declaration of trust. During the existence of an event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the declaration of trust at the request of any holder of HIGH TIDES or the Trust's common securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of the HIGH TIDES or the Trust's common securities are entitled under the declaration of trust to vote, then we will have the right to tell the property trustee which action to take. If we do not give any directions, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the HIGH TIDES and the Trust's common securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

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

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

     - the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes,

     - would cause the Trust to be classified for United States federal income tax purposes as a grantor trust, and

     - the debentures will be treated as Calpine's indebtedness for United States federal income tax purposes.

     The administrative trustees are authorized to take any lawful action consistent with the Trust's certificate of trust and the declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as their actions do not materially adversely affect the interests of the holders of the HIGH TIDES or the Trust's common securities.

     You and the holders of the Trust's common securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     The declaration of trust and the HIGH TIDES are governed by and construed in accordance with the laws of the State of Delaware.

                           DESCRIPTION OF DEBENTURES

     We issued the debentures under the indenture between us and The Bank of New York, as debenture trustee. The indenture governing the debentures has been qualified under and will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the debentures and the indenture governing the debentures is not complete. For a complete description of the debentures, we encourage you to read the indenture governing the debentures, a copy of which is available as described in "Where You Can Find More Information." Unless the context requires otherwise, "Calpine," "we," "us," "our" or similar terms in this section refer solely to Calpine Corporation and not the Trust or any of our other consolidated subsidiaries.

GENERAL

     Concurrently with the issuance of the HIGH TIDES and the Trust's common securities, the Trust invested the proceeds from issuing those securities in our 5 1/2% Convertible Subordinated Debentures due 2030. Interest commenced to accrue on the debentures from the date of their original issuance, at the applicable rate of the principal amount thereof, subject to the deferral rights described below, and is payable quarterly in arrears on February 1, May 1, August 1 and November 1, commencing May 1, 2000 to the person in whose name each debenture is registered, at the close of business on the 15th day of the month immediately preceding the applicable interest payment date.

     The 15th day of the month immediately preceding each interest payment date is the record date for determining which holders of debentures shall be paid the interest and additional amounts, if any, payable on such interest payment date. If the reset date is prior to the record date for the immediately following interest payment date, then interest and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following interest payment date shall be paid on such interest payment date to the person in whose name each debenture is registered on the relevant record date, subject to our right to initiate a deferral period. If the reset date is on or after the record date for the immediately following interest payment date, then (1) interest and additional amounts, if any, accrued from and after the record date to but excluding the reset date shall be paid on the immediately following interest payment date to the person in whose name each debenture is registered on the relevant record date and (2) interest and additional amounts, if any, accrued from and after the reset date to but excluding the immediately following interest payment date shall be paid on the second interest payment date immediately following the reset date to the person in whose name each debenture is registered on the relevant record date for such second interest payment date, subject in each case to our right to initiate a deferral period. The applicable rate will be 5 1/2% per annum from the date of original issuance of the HIGH TIDES to, but excluding, the reset date. From the reset date, the applicable rate will be the term rate established by the remarketing agent to be effective on the reset date.

     We anticipate that, until the dissolution and liquidation of the Trust, each debenture will be registered in the name of the property trustee and held by the property trustee for the benefit of the holders of the HIGH TIDES and the Trust's common securities. The amount of interest payable for any period will be paid on the basis of a 360-day year comprised of twelve 30-day months.

     If any interest payment date is not a business day, then payment will be made on the next succeeding business day except if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day. No additional interest or other payment will accrue because of this change in the payment date. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount of interest (to the extent permitted by law), compounded quarterly from the relevant interest payment date. The term "interest" as used herein will include quarterly payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional amounts described in "-- Additional Amounts."

     If the Trust distributes the debentures to you, the description of the remarketing of the HIGH TIDES and your conversion rights in this prospectus will apply, with such changes as are necessary, to the remarketing or conversion of the debentures. See "The Remarketing," "The Remarketing Agent" and "Description of HIGH TIDES -- Conversion Rights."

     Unless we previously redeem or repurchase the debentures in accordance with the indenture governing the debentures, they will mature on February 1, 2030. See "-- Redemption -- Repayment at Maturity; Redemption of Debentures."

     The debentures are unsecured, rank junior and subordinate in right of payment to all of our senior debt and rank pari passu with our 5 3/4% Convertible Subordinated Debentures due 2029 which we issued in conjunction with the issuance of the 1999 HIGH TIDES. Our right to participate in any distribution of assets of any of our subsidiaries upon the Trust's liquidation or reorganization or otherwise (and thus the ability of holders of the HIGH TIDES to benefit indirectly from the distribution) is subject to the prior claims of creditors of the subsidiary, except to the extent that we may ourselves be recognized as a creditor of the subsidiary. Accordingly, the debentures are subordinated to all of our senior debt and effectively subordinated to all existing and future liabilities of our subsidiaries. Our subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the debentures, the HIGH TIDES or the guarantee of the HIGH TIDES. Therefore, holders of debentures should look only to our assets

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

for payments on the debentures. The indenture governing the debentures does not limit the incurrence or issuance of other secured or unsecured debt of Calpine, whether under the indenture, our current credit agreement, or any other existing or other indenture or any other debt instrument or agreement that we may enter into in the future or otherwise. See "Risk Factors -- Risks Relating to the HIGH TIDES" and "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

     If we are not in default under the indenture governing the debentures, we have the right to defer the payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period. We may not, however, defer the payment of interest beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise and
(2) in the case of a deferral period beginning prior to the reset date, the reset date. At the end of a deferral period, we must pay all interest then accrued and unpaid on the debentures (together with interest thereon accrued at an annual rate equal to the applicable rate compounded quarterly from the relevant interest payment date, to the extent permitted by applicable law). During a deferral period and for so long as the debentures remain outstanding, interest will continue to accrue and holders of debentures, and holders of the HIGH TIDES while HIGH TIDES are outstanding, will be required to accrue interest income in the form of original issue discount for United States federal income tax purposes. See "Certain United States Federal Income Tax
Consequences -- Interest Income."

     During any deferral period, we may not make any of the payments described below under "-- Restrictions on Payments."

     A deferral period will terminate upon the payment by us of all interest then accrued and unpaid on the debentures, together with interest accrued thereon at an annual rate equal to the applicable rate, compounded quarterly, to the extent permitted by applicable law. Prior to the termination of any deferral period, we may further extend the deferral period. However, the further deferral cannot cause the deferral period to exceed 20 consecutive quarters or to extend beyond (1) the maturity of the debentures whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise or (2) in the case of a deferral period beginning prior to the reset date, the reset date. Upon the termination of any deferral period, and subject to the foregoing limitations, we may elect to begin a new deferral period. We need not pay any interest during a deferral period, except at the end of the deferral period. We must give the property trustee and the debenture trustee written notice of our election of any deferral period at least ten days prior to the record date for the interest payment date for the interest payment that would have been payable on the HIGH TIDES except for the election to begin or extend the deferral period. The debenture trustee will give notice of our election to begin or extend a new deferral period to the holders of the debentures. There is no limitation on the number of times that we may elect to begin a deferral period.

     If we elect to defer interest payments of the debentures underlying the 1999 HIGH TIDES, we will in effect be required to defer interest payments on the debentures. See "Risk Factors -- Risks Relating to the HIGH TIDES."

     We have no current intention of exercising our right to defer payments of interest on the debentures.

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

REDEMPTION

     Repayment at Maturity; Redemption of Debentures

     We must repay the debentures at their stated maturity on February 1, 2030, unless earlier redeemed. The circumstances in which we may, or we are required to, redeem the debentures prior to their stated maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the debentures, other than following the distribution of the debentures to the holders of the HIGH TIDES and the Trust's common securities, the Trust will concurrently apply the proceeds from the repayment or redemption to redeem, at the applicable redemption price, a like amount of HIGH TIDES and its common securities. See "Description of HIGH TIDES -- Mandatory Redemption."

     Optional Redemption

     We have the right to redeem the debentures (1) in whole or in part, at any time or from time to time, on or after February 5, 2003 until, but excluding, the tender notification date, upon not less than 20 nor more than 60 days' notice, at a redemption price as set forth below, equal to the following prices per $50 principal amount of debentures plus any accrued but unpaid interest on the portion being redeemed, if redeemed during the 12-month period ending on February 5:

                                                   PRICE PER $50
YEAR                                              PRINCIPAL AMOUNT
----                                              ----------------
2004............................................      $50.6875
2005............................................      $50.0000

(2) after the reset date (except in the event of a failed final remarketing), in accordance with the term call protections, if any, established in the remarketing; and (3) in whole or in part, at any time on or after the third anniversary of the reset date following a failed final remarketing at a redemption price equal to 100% of the then outstanding aggregate principal amount of the debentures to be redeemed, plus any accrued and unpaid interest on the portion being redeemed. The term "term redemption price" means any redemption price established in the remarketing or as a result of a failed final remarketing. The initial redemption price and the term redemption price are each referred to as an optional redemption price. The remarketing agent will establish term call protections, if any, in the remarketing that when taken together with the term rate and the term conversion ratio, if any, result in a price per HIGH TIDES equal to 101% of the liquidation amount thereof. However, we may not, at any time, redeem the debentures for a price less than the aggregate principal amount thereof plus any accrued and unpaid interest thereon.

     In the event of any redemption in part, we will not be required to:

     - issue, register the transfer of or exchange any debenture during a period beginning at the opening of business 15 days before any selection for redemption of debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of debentures to be so redeemed, and

     - register the transfer of or exchange any debentures so selected for redemption, in whole or in part, except the unredeemed portion of any debenture being redeemed in part.

     In no event will we optionally redeem any debentures during a deferral period. Accordingly, prior to optionally redeeming the debentures, all interest accrued and unpaid (together, in the case of a deferral period, with interest thereon, to the extent permitted by law) to the interest payment date immediately preceding the optional redemption date will be paid in full.

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

     Tax Event Redemption

     We may also, under limited circumstances within 90 days of the occurrence and continuation of a tax event, redeem the debentures in whole, but not in part, at the aggregate principal amount of the debentures, plus any accrued and unpaid interest. See "Description of HIGH TIDES -- Tax Event or Investment Company Event Redemption or Distribution."

     If we are permitted to consummate a tax event redemption and we desire to do so, we must cause a notice to be mailed to each holder of HIGH TIDES and each holder of debentures at least 30 days but not more than 60 days before the redemption date. In the event of a tax event redemption, you may convert your HIGH TIDES, or debentures, if applicable, called for redemption into our common stock at the applicable conversion ratio prior to 5:00 p.m., New York City time, on the applicable redemption date.

ADDITIONAL AMOUNTS

     If (A) the property trustee is the sole holder of all the debentures and
(B) the Trust is required to pay additional sums equal to any additional taxes, duties, assessments or other governmental charges (other than withholding taxes) as a result of a tax event, we will pay as additional amounts on the debentures those amounts as required so that the distributions payable by the Trust in respect of the HIGH TIDES and its common securities will not be reduced as a result of any of those additional sums.

RESTRICTIONS ON PAYMENTS

     If (A) there has occurred an event of default under the debentures, (B) we are in default with respect to our payment of any obligations under the guarantee of the HIGH TIDES or (C) we have given notice of our election of a deferral period as provided in the indenture governing the debentures and have not rescinded that notice, or the deferral period is continuing, we will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (which includes common and preferred stock) other than stock dividends paid by us which consist of stock of the same class as that on which the dividend is being paid,

     - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities that expressly rank pari passu with or junior in interest to the debentures, or

     - make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee expressly ranks pari passu with or junior in interest to the debentures in each case, other than:

        -- dividends or distributions in our common stock,

        -- any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any plan in the future, or the redemption or repurchase of any rights pursuant thereto,

        -- payments under the guarantee of the HIGH TIDES or the guarantee of the Trust's common securities,

        -- purchases or acquisitions of shares of our common stock in connection with the satisfaction by us of our obligations under any employee benefit plan or any other contractual obligation, other than a contractual obligation ranking expressly by its terms pari passu with or junior in interest to the debentures,

        -- the payment of fractional shares resulting from a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock, or

        -- the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

MODIFICATION OF INDENTURE

     We and the debenture trustee may amend the indenture governing the debentures from time to time without the consent of the holders of debentures for several reasons, including (1) to cure ambiguities, defects or inconsistencies, if such action does not materially adversely affect the interest of the holders of debentures or the holders of the HIGH TIDES so long as they remain outstanding; or (2) to qualify, or maintain the qualification of, the indenture governing the debentures under the Trust Indenture Act.

     We and the debenture trustee may amend the indenture governing the debentures in other respects with the consent of the holders representing not less than a majority in principal amount of debentures. However, without the consent of the holder of each outstanding debenture affected thereby, no amendment may:

     - change the reset date or extend any date specified in the indenture governing the debentures on which interest on, or the principal, together with any accrued and unpaid interest, of the debentures is due and payable or the stated maturity of the debentures;

     - reduce the principal amount of the debentures;

     - reduce the rate or extend the time of payment for interest on the debentures;

     - reduce the percentage of principal amount of outstanding debentures the consent of whose holders is required to amend, waive or supplement the indenture governing the debentures; or

     - have certain other effects as set forth in the indenture governing the debentures.

     If the property trustee is the sole holder of the debentures, then for so long as the HIGH TIDES are outstanding the forgoing provisions shall also apply to the holders of the HIGH TIDES.

DEBENTURE EVENTS OF DEFAULT

     Each of the following is an event of default with respect to the debentures:

     - failure for 30 days to pay any interest on the debentures when due, except in the case of permitted deferrals during a deferral period;

     - failure to pay any principal or premium, if any, on the debentures at maturity;

     - our continued failure for 90 days to observe or perform, in any material respect, any other covenant contained in the indenture governing the debentures after written notice to us from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures;

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

     - failure to issue and deliver shares of our common stock upon an election by a holder of HIGH TIDES to convert its HIGH TIDES;

     - certain events of bankruptcy, insolvency or reorganization of Calpine or any of its significant subsidiaries; or

     - the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the debentures to the holders of HIGH TIDES and the Trust's common securities in liquidation of the Trust, the redemption of all of the HIGH TIDES and the Trust's common securities or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust.

     The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon an event of default described above. If the debenture trustee or the holders of debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the HIGH TIDES will have the right to make the declaration. The holders of a majority in aggregate outstanding principal amount of the debentures may annul the declaration and waive the default if the default (other than the non-payment of the principal of the debentures which has become due solely by the acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. If the holders of debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the HIGH TIDES will have the right to make a declaration and waive the default.

     The holders of a majority in aggregate outstanding principal amount of the debentures affected may, on behalf of the holders of all the debentures, waive any past default, except:

     - a default in the payment of principal of or premium, if any, or interest on the debentures unless we have cured the default and deposited with the debenture trustee an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration; or

     - a default under a provision under the indenture governing the debentures that cannot be modified or amended without the consent of the holder of each outstanding debenture.

     If the holders of the debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the HIGH TIDES will have the right. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the indenture governing the debentures.

     If an event of default under the debentures exists and the property trustee holds the debentures, then the property trustee has the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture governing the debentures, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF HIGH TIDES

     If an event of default under the debentures exists and the event is attributable to our failure to pay interest or principal on the debentures on the date the interest or principal is due, you may institute a direct action against us for payment. We may not amend the indenture governing the debentures to remove the foregoing right to bring a direct action against us unless we have received the prior written consent of the holders of all of the HIGH TIDES. If the right to bring a direct action against us is removed, the Trust may become subject to the reporting obligations under the Securities Exchange Act. Our payment to a holder of HIGH TIDES in connection with a direct action will not affect our obligation to pay the principal of and interest on the debentures. We will be subrogated to the rights of the holder of the HIGH TIDES with respect to payments on the HIGH TIDES to the extent of any payments made by us to the holder in any direct action.

     You will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there was an event of default under the declaration of trust. See "Description of HIGH TIDES -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We may not merge, consolidate, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, and no person may consolidate with or merge with or into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - in case we consolidate with or merge with or into another person or convey, transfer or lease our properties and assets substantially as an entirety to any person other than a wholly owned subsidiary, the successor person is organized under the laws of the United States or any state of the United States or the District of Columbia, and the successor person expressly assumes our obligations on the debentures issued under the indenture governing the debentures and provides for conversion rights in accordance with the indenture governing the debentures;

     - immediately after giving effect to the transaction, no event of default under the debentures and no event which, after notice or lapse of time or both, would become an event of default under the debentures, exists;

     - if at the time any HIGH TIDES are outstanding, the transaction is permitted under the declaration of trust and the guarantee relating to the HIGH TIDES, and does not give rise to any breach or violation of the declaration of trust or the guarantee; and

     - certain other conditions as prescribed in the indenture governing the debentures are met.

     The general provisions of the indenture governing the debentures do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debentures.

SUBORDINATION

     All debentures issued under the indenture governing the debentures are subordinate and junior in right of payment to all of our senior debt. Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings relating to Calpine, the holders of senior debt will first be entitled to receive payment of the senior debt in full before the holders of debentures, or the property trustee (or any other person or entity) on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect of the debentures.

     If the maturity of the debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment of the senior debt in full (including

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

any amounts due upon acceleration) before the holders of the debentures will be entitled to receive or retain any payment or distribution in respect of the debentures.

     In the event that:

     - we default in the payment of any principal of, premium, if any, interest on, or any other amount with respect to, any senior debt when the same becomes due and payable (a "payment default"), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and

     - such payment default continues beyond the period of grace, if any, specified in the instrument evidencing said senior debt,

then, unless and until the default is cured or waived or ceases to exist or all senior debt is paid in full in cash, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for or in respect of the debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the debentures.

     The term "senior debt" means:

          (A) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

          (B) all obligations to make net payment pursuant to the terms of financial instruments, such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (3) similar financial instruments; except, in the case of (A) and (B) above, the indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the debentures;

          (C) indebtedness or obligations of others of the kind described in (A) and (B) above for the payment of which we are responsible or liable as guarantor or otherwise; and

          (D) any deferrals, renewals or extensions of any senior debt.

     However, senior debt will not be deemed to include:

     - any of our debt which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to us;

     - trade accounts payable and accrued liabilities arising in the ordinary course of business, which will not constitute debt for purposes of the HIGH TIDES;

     - any of our debt to any of our subsidiaries, except to the extent incurred for the benefit of third parties;

     - debt to any of our employees; or

     - debt which expressly provides that it is not senior in right of payment to the HIGH TIDES.

     The term "debt" means:

     - the principal of, and premium and interest, if any, on indebtedness for money borrowed;

     - purchase money and similar obligations;

     - obligations under capital leases;

     - guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of the indebtedness of others;

     - renewals, extensions and refunding of any indebtedness;

     - interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

     - net payment obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The indenture governing the debentures places no limitation on the amount of senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt. As of December 31, 1999, our aggregate outstanding senior debt was $1.6 billion. The indenture governing the debentures also places no limitation on the debt of our subsidiaries, which effectively ranks senior in right of payment to the debentures. As of December 31, 1999, our subsidiaries had debt of approximately $501.9 million.

REGISTRATION AND TRANSFER

     The debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the HIGH TIDES and the Trust's common securities. Until that time, the debentures will remain registered in the name of and held by the property trustee. If the debentures are distributed to holders of the HIGH TIDES and the Trust's common securities, beneficial interests in the debentures will be shown on, and transfers of debentures will be effected only through, records maintained by participants in DTC. Except as described below, debentures in certificated form will not be issued in exchange for the global certificates.

     A global security will be exchangeable for debentures in certificated form registered in the names of persons other than Cede & Co. only if:

     - DTC notifies us that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Securities Exchange Act, at a time when DTC is required to be so registered to act as the depositary,

     - we, in our sole discretion, determine that the global security will be so exchangeable, or

     - there has occurred and is continuing an event of default under the debentures.

     Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for certificates registered in those names as DTC directs. It is expected that the instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

     Payments on debentures held in global form will be made to DTC, as the depositary for the debentures. In the case of debentures issued in certificated form, principal and interest will be payable, the transfer of the debentures will be registrable, and debentures will be exchangeable for debentures of other denominations of a like aggregate principal amount, at the corporate office of the debenture trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by us, provided that payment of interest may be made at our option of by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer." If the debentures are distributed to the holders of the HIGH TIDES and the Trust's common securities upon the Trust's termination, the form, book-entry and transfer procedures with respect to the HIGH TIDES as described under "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer," will apply to the debentures with such changes to the details of the procedures as are necessary.

PAYMENT AND PAYING AGENTS

     Payment of the principal of and interest on the debentures will be made at the office or agency we maintain for that purpose in New York, New York, in the coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. However, at our option, payment of interest may be made, except in the case of debentures that are held in global form, by check mailed to each registered holder or by wire transfer. Payment of any interest on any debentures will be made to the person in whose name the debentures are registered at the close of business on the record date for that interest payment date, except in the case of defaulted interest.

GOVERNING LAW

     The indenture governing the debentures and the debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture governing the debentures at the request of any holder of debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that it might incur by doing so. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF THE GUARANTEE

     When the HIGH TIDES were originally issued, we executed and delivered a guarantee for the benefit of the holders of the HIGH TIDES. The Bank of New York acts as guarantee trustee under the guarantee. This summary of certain provisions of the guarantee is not complete. For a complete description of the guarantee, we encourage you to read the guarantee. The guarantee trustee holds the guarantee for the benefit of the holders of the HIGH TIDES. A copy of the guarantee is available as described in "Where You Can Find More Information." Unless the context requires otherwise, "Calpine," "we," "us," "our" or similar terms in this section refer solely to Calpine Corporation and not the Trust or any of our other consolidated subsidiaries.

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

GENERAL

     Pursuant to the guarantee, we irrevocably agreed to make guarantee payments to you, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The guarantee covers the following payments with respect to the HIGH TIDES, to the extent not paid by or on behalf of the Trust:

     - any accrued and unpaid distributions required to be paid on the HIGH TIDES, to the extent that the Trust has funds on hand available at that time;

     - the applicable redemption price of any HIGH TIDES called for redemption, to the extent that the Trust has funds on hand available at that time; and

     - upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust unless the debentures are distributed to you or are redeemed, the lesser of:

        -- the liquidation distribution, to the extent the Trust has funds available; or

        -- the amount of assets of the Trust remaining available for distribution to you upon liquidation of the Trust after satisfaction of liabilities to the Trust's creditors as required by applicable law.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to you or by causing the Trust to pay those amounts to you.

     The guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the HIGH TIDES, but applies only to the extent that the Trust has funds sufficient to make the required payments. If we do not make interest payments on the debentures held by the Trust, the Trust will not be able to pay distributions on the HIGH TIDES and will not have funds legally available for the distributions.

     The guarantee ranks subordinate and junior in right of payment to all senior debt. See "-- Status of the Guarantee." Our right to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of HIGH TIDES to benefit indirectly from any such distribution), is subject to the prior claims of creditors of the subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee are effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder. The guarantee does not limit our incurrence or issuance of other secured or unsecured debt, including senior debt.

     See "Relationship Among the HIGH TIDES, the Debentures and the Guarantee" for a discussion of other important terms and conditions of the guarantee.

STATUS OF THE GUARANTEE

     The guarantee constitutes our unsecured obligation and ranks subordinate and junior in right of payment to all senior debt in the same manner as the debentures.

     The guarantee constitutes a guarantee of payment and not of collection (i.e., you may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee is being held for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution to the holders of the HIGH TIDES or the

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debentures. The guarantee does not place a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

AMENDMENTS AND ASSIGNMENT

     The guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding HIGH TIDES, except that no approval is required for changes that do not materially adversely affect your rights. The manner of obtaining such approval will be as set forth under "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the HIGH TIDES then outstanding.

EVENTS OF DEFAULT

     We will be in default under the guarantee if we do not make required payments when due or if we fail to perform other obligations and we do not cure our failure to perform within 60 days after we receive notice of our failure. The holders of not less than a majority in aggregate liquidation amount of the HIGH TIDES have the right:

     - to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee; or

     - to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

     As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee undertakes to perform only those duties as are specifically set forth in the guarantee, unless we are in default in performing the guarantee. When we are in default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the HIGH TIDES unless it is offered reasonable indemnity against the costs, expenses and liabilities that might incur by doing so.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate as to you upon:

     - full payment of the redemption price of the HIGH TIDES held by you and any accrued and unpaid distributions;

     - distribution of the debentures held by the Trust to you;

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     - liquidation of the Trust; or

     - distribution of our common stock to you in respect of the conversion of your HIGH TIDES into common stock.

     The guarantee will terminate completely upon full payment of the amounts payable in accordance with the declaration of trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the HIGH TIDES must restore payment of any sums paid under the HIGH TIDES or the guarantee.

GOVERNING LAW

     The guarantee is governed by and construed in accordance with the laws of the State of New York.

                       RELATIONSHIP AMONG THE HIGH TIDES,
                        THE DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     We have irrevocably guaranteed payments of distributions and other amounts due on the HIGH TIDES (to the extent the Trust has funds available for the payment of those distributions) as and to the extent set forth under "Description of the Guarantee." Taken together, our obligations under the debentures, the indenture governing the debentures, the declaration of trust and the guarantee, including our obligation to pay the Trust's costs, expenses and other liabilities (other than the Trust's obligations to the holders of the HIGH TIDES and its common securities pursuant to the terms of those securities) provide in the aggregate a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the HIGH TIDES and its common securities.

     If and to the extent that we do not make payments on the debentures, the Trust will not pay distributions or other amounts due on the HIGH TIDES. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay those distributions. In that event, your remedy is to institute a direct action against us. Our obligations under the guarantee are subordinate and junior in right of payment to all senior debt. Unless the context requires otherwise, "Calpine," "we," "us," "our" or similar terms in this section refer solely to Calpine Corporation and not the Trust or any of our other consolidated subsidiaries.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the debentures, the payments will be sufficient to cover distributions and other payments due on the HIGH TIDES. This is primarily because:

     - the aggregate principal amount or applicable redemption price of the debentures will be equal to the sum of the aggregate liquidation amount or applicable redemption price, as applicable, of the HIGH TIDES and the Trust's common securities;

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

     - the applicable rate and interest and other payment dates on the debentures will match the distribution rate and distributions and other payment dates for the HIGH TIDES;

     - we will pay for all of the Trust's costs, expenses and liabilities except the Trust's obligations to holders of HIGH TIDES and its common securities pursuant to the terms of those securities; and

     - the declaration of trust provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the declaration of trust.

     We have the right to set off any payment we are otherwise required to make under the indenture governing the debentures with and to the extent we have already made, or are concurrently on the date of that payment making, any payment under the guarantee used to satisfy the related payment of indebtedness under the indenture governing the debentures.

ENFORCEMENT RIGHTS OF HOLDERS OF HIGH TIDES

     You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

     A default or event of default under any senior debt would not constitute an event of default under the declaration of trust. However, in the event of payment and certain other defaults under, or acceleration of, senior debt, the subordination provisions of the indenture governing the debentures provide that no payments may be made in respect of the debentures until the senior debt has been paid in full or the payment or other default under any senior debt has been cured or waived. Failure to make required payments on debentures would constitute an event of default under the declaration of trust.

LIMITED PURPOSE OF THE TRUST

     The HIGH TIDES evidence an undivided beneficial ownership interest in the assets of the Trust, and the Trust exists for the sole purpose of issuing the HIGH TIDES and the Trust's common securities and investing the proceeds of the HIGH TIDES and the Trust's common securities in the debentures and engaging in only those other activities necessary, convenient or incidental to those purposes.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the debentures, after satisfaction of the liabilities of the creditors of the Trust as required by applicable law, you and the holders of the Trust's common securities will be entitled to receive, out of the Trust's assets held, the liquidation distribution in cash. See "Description of HIGH TIDES -- Liquidation of the Trust and Distribution of Debentures." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures, would be one of our subordinated creditors. The property trustee would be subordinated in right of payment to all senior debt as set forth in the indenture governing the debentures, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. We are the guarantor under the guarantee and have agreed to pay for all of the Trust's costs, expenses and liabilities other than the Trust's obligations to the holders of its HIGH TIDES and common securities. Accordingly, in the event of our liquidation or bankruptcy, the positions of a

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

holder of HIGH TIDES and a holder of debentures are expected to be substantially the same relative to our other creditors and to our shareholders.

                              REGISTRATION RIGHTS

     In connection with the original offering the HIGH TIDES, we and the Trust entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the HIGH TIDES providing that we and the Trust would:

     - file and use our best efforts to have declared effective the shelf registration statement of which this prospectus is a part covering the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee, and

     - use our best efforts to keep the shelf registration statement effective and usable for two years or such other period as shall be required under Rule 144(k) of the Securities Act or any successor rule thereto or, if earlier, such time as all of the applicable registerable securities have been sold thereunder.

However, we and the Trust are permitted to suspend the use of the shelf registration statement during certain periods under certain circumstances.

     We will provide to each holder for whom the shelf registration statement was filed copies of this prospectus, will notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the securities. A holder that sells securities pursuant to the shelf registration statement will, under current SEC rules and regulations, be required to be named as a selling security holder in a supplemental prospectus and to deliver this prospectus, together with the supplemental prospectus, to purchasers. Selling holders also will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

     A registration default will occur in the event that, after the shelf registration statement is declared effective by the SEC, we or the Trust fail to keep the shelf registration statement continuously effective and usable (subject to certain exceptions) for the period required by the registration rights agreement.

     If a registration default occurs, then the applicable rate at which interest will accrue on the debentures (including on amounts accruing during any deferral period), and corresponding distributions will accrue on the HIGH TIDES and common securities, in each case from and including the day following such registration default to but excluding the day on which such registration default has been cured or has been deemed to have been cured, will be increased by 0.50% per annum of the principal amount or liquidation amount, as applicable, subject to certain exceptions. Following the cure of a registration default, the applicable rate will become the rate in effect immediately prior to such registration default.

     Each security will contain a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the registration rights agreement.

     The registration rights agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all

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the provisions of the registration rights agreement, a copy of which is available as described in "Where You Can Find More Information."

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value, of which 63,707,042 shares were outstanding as of March 29, 2000, and 10,000,000 shares of preferred stock, $.001 par value, none of which were outstanding as of March 29, 2000. In our proxy statement for our 2000 Annual Meeting of Stockholders (to be held on May 18, 2000), we have solicited the approval from our stockholders of a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 100,000,000 to 500,000,000. The following summary is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus constitutes a part. The information provided below reflects the 2 for 1 stock split effective on October 7, 1999.

COMMON STOCK

     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See "-- Dividend Policy." In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior liquidation rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock to be outstanding upon the completion of any common stock offering will be fully paid and non-assessable.

PREFERRED STOCK

     The board of directors has the authority, without any further vote or action by the stockholders, to issue preferred stock from time to time in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued shares of undesignated preferred stock, including without limitation, dividend rights, if any, voting rights, if any, and liquidation and conversion rights, if any. The board of directors has the authority to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. The board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company, or could delay or prevent a transaction that might otherwise give our stockholders an opportunity to realize a premium over the then prevailing market price of the common stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

CERTIFICATE OF INCORPORATION AND BYLAWS

     Our certificate of incorporation provides that our board of directors is classified into three classes of directors serving staggered, three-year terms. The certificate of incorporation also provides that

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

directors may be removed only by the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote, voting together as a single class. Our bylaws provide that any vacancy on the board of directors may be filled only by vote of the majority of directors then in office or by a sole remaining director. Further, the certificate of incorporation provides that any business combination (as defined in the certificate of incorporation) requires the affirmative vote of the holders of two-thirds of the shares of our capital stock entitled to vote, voting together as a single class. The certificate of incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing.

     These provisions of the certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of our company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

DELAWARE ANTI-TAKEOVER STATUTE

     We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless:

     - prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

     - on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines business combination to include:

     - any merger or consolidation involving the corporation or any of its direct or indirect majority-owned subsidiaries and the interested stockholder;

     - any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation or any of its direct or indirect majority-owned subsidiaries involving the interested stockholder;

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

     - subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or any of its direct or indirect majority-owned subsidiaries of any stock of the corporation or that subsidiary to the interested stockholder;

     - any transaction involving the corporation or any of its direct or indirect majority-owned subsidiaries that has the effect of increasing the proportionate share of the stock of any class or series of the corporation or that subsidiary beneficially owned by the interested stockholder; or

     - the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any of its direct or indirect majority-owned subsidiaries.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT

     The transfer agent and registrar for the common stock is First Chicago Trust Company of New York.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the material United States federal income tax consequences of the purchase, ownership, disposition, and conversion of HIGH TIDES and our common stock by persons that acquire HIGH TIDES. This summary represents the views of Covington & Burling, New York, New York, counsel to Calpine and the Trust. Unless otherwise stated, this summary deals only with HIGH TIDES and Calpine's common stock held as capital assets by United States persons which, as defined in the Internal Revenue Code of 1986, as amended, include any beneficial owners, that are, for United States federal income tax purposes, (1) citizens or residents of the United States, (2) corporations or partnerships created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than partnerships that are not treated as a United States person under any applicable Treasury regulations),
(3) estates, the income of which is subject to United States federal income taxation regardless of its source, or (4) trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the Trust and (B) one or more United States persons have the authority to control all substantial decisions of the Trust. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors and does not discuss HIGH TIDES held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of HIGH TIDES or Calpine's common stock. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the HIGH TIDES or Calpine's common stock. This summary is based on the Internal Revenue Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis.
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

     In part because of the uncertainties concerning the proper tax treatment of HIGH TIDES as discussed below, it is particularly important that you consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property, and any other tax consequences of the purchase, ownership, disposition and conversion of the HIGH TIDES and the ownership and disposition of Calpine's common stock.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

     In connection with the original issuance of the HIGH TIDES, Covington & Burling rendered its opinion that, under then current law and assuming full compliance with the terms of the declaration of trust (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership, an association or a publicly traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of HIGH TIDES generally will be considered the owner of an undivided interest in the debentures issued by us to the Trust, and each holder will be required to include in its gross income all income or gain with respect to its allocable share of those debentures.

CLASSIFICATION OF THE DEBENTURES AS INDEBTEDNESS

     Calpine intends to take the position that the debentures will be classified for federal income tax purposes as indebtedness of Calpine under current law. By acceptance of the HIGH TIDES, each holder covenants to treat the debentures as indebtedness and the HIGH TIDES as evidence of an indirect beneficial ownership interest in the debentures. This position is not binding on the Internal Revenue Service, and, accordingly, no assurance can be given that the classification of the debentures as indebtedness will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the debentures will be classified as indebtedness of Calpine for United States federal income tax purposes.

TAX TREATMENT OF DEBENTURES AS RESET BONDS

     Because no debt instrument closely comparable to the debentures has been the subject of any Treasury regulation, revenue ruling or judicial decision, the United States federal income tax treatment of debt obligations such as the debentures is not certain. We intend to treat the debentures for United States federal income tax purposes as "reset bonds" under Treasury regulations relating to variable rate debt instruments. Assuming the debentures are reset bonds, they will be treated, solely for purposes of the original issue discount rules of the Internal Revenue Code, as maturing on the date immediately preceding the reset date for the reset price and, if the remarketing agent remarkets the HIGH TIDES, as being reissued on the reset date at the reset price.

     There can be no assurance that the Internal Revenue Service will agree with, or that a court would uphold, the treatment of the debentures as reset bonds. In particular, the Internal Revenue Service could instead attempt to treat the debentures as maturing at their stated maturity on February 1, 2030. If the debentures were treated as maturing on such date, the debentures would be treated as having contingent interest under the Treasury regulations governing debt instruments that provide for contingent payments. In that event, we would be required to construct a projected payment schedule for the debentures, based on our current borrowing costs for comparable noncontingent debt instruments, from which an estimated yield on the debentures would be calculated. A holder would be required to include in income original issue discount in an amount equal to the product of the "adjusted issue price" of the debentures at the beginning of each interest accrual period and the estimated yield of the debentures and to make certain adjustments to such

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income accruals for differences between actual payments and projected payments.
In general, the "adjusted issue price" of a debenture would be equal to its "issue price" (the first price at which a substantial amount of the HIGH TIDES are sold to the public, ignoring sales to bond houses, brokers and similar persons acting as underwriters, placement agents or wholesalers), increased by the original issue discount, if any, previously accrued on the debenture, and reduced by any payments made on the debenture. During the period prior to the reset date, the original issue discount would accrue at a rate that is greater than the applicable rate, and holders would have more taxable income than the cash payable on the HIGH TIDES.

     In addition, under the Treasury regulations governing debt instruments that provide for contingent payments, holders who sold or redeemed their HIGH TIDES would recognize ordinary loss or reduced gain at that time to reflect any excess of prior original issue discount accruals over actual interest payments received. Holders who retain their HIGH TIDES following the reset date would reduce their original issue discount accruals after that date to reflect any such excess prior to the reset date. Furthermore, under the Treasury regulations, any gain realized with respect to the HIGH TIDES would generally be treated as ordinary income; any loss realized would generally be treated as ordinary loss to the extent of the holder's prior ordinary income inclusions with respect to the HIGH TIDES, and any additional loss would be capital loss.

     The following discussion assumes the debentures are properly treated as reset bonds rather than as contingent payment debt instruments.

INTEREST INCOME

     Under the Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. Calpine believes, although the matter is not free from doubt, that the likelihood of interest payments being deferred is remote. Based on the foregoing, Calpine believes that the debentures will not be considered to be issued with original issue discount at the time of their original issuance and, accordingly, a holder of HIGH TIDES should include in gross income such holder's allocable share of interest on the debentures in accordance with such holder's regular method of tax accounting. If it is determined that the possible deferral of interest payments should not be treated as a remote contingency, interest on the debentures would not be treated as "qualified stated interest" and, thus, the debentures would be treated as having been issued with original issue discount. In such case, holders of HIGH TIDES would be required to include in income their allocable share of the original issue discount accrued by the Trust with respect to the debentures on an economic accrual basis over the period of time the HIGH TIDES (and the underlying allocable share of the debentures) are held, regardless of their regular methods of accounting and regardless of whether interest has been paid on the debentures or distributions are made on the HIGH TIDES. Actual payments of interest on the debentures and corresponding distributions or the HIGH TIDES would not result in additional income being recognized by the holders of the HIGH TIDES. In such event, the interest income included by the holders of the HIGH TIDES should not differ from the actual interest paid on the debentures.

     In addition, under the Treasury regulations, if at any time the payment of interest on the debentures is deferred, the debentures would, solely for purposes of determining the existence and amount of original issue discount with respect to the debentures, at that time be treated as retired and reissued with original issue discount, and all stated interest on the debentures would thereafter be treated as original issue discount as long as the debentures remained outstanding. In such event, holders of HIGH TIDES would be required to include in income their allocable share of the original issue discount accrued by the Trust with respect to the debentures on an economic accrual basis over

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the period of time that the HIGH TIDES (and the underlying allocable share of the debentures) are held, regardless of their regular methods of tax accounting and regardless of whether interest has been paid on the debentures or distributions are made on the HIGH TIDES. Assuming that the debentures are treated as reset bonds (as discussed above), the total original issue discount that would accrue during the period up to the day before the reset date if we were to exercise our option to defer payments of interest would be equal to the excess of (1) the sum of (A) the reset price, plus (B) the total stated interest payments called for under the debentures prior to the reset date after the date we exercise our option to defer interest payments on the debentures, over (2) the adjusted issue price of the debentures as of the date we exercised our option to defer payments of interest. Because the reset price exceeds the principal amount of the debentures, during the period following the date we exercise our option to defer interest payments on the debentures through the reset date holders will accrue original issue discount at a rate slightly in excess of the applicable initial rate.

     The following discussion assumes that we will not defer payments of interest on the debentures, and that the debentures were not issued with original issue discount.

     Because the income underlying the HIGH TIDES will not be characterized as dividends for United States federal income tax purposes, corporate holders of the HIGH TIDES will not be entitled to a dividends received deduction for any income recognized with respect to the HIGH TIDES.

HIGH TIDES PURCHASED AT A PREMIUM

     Under the Internal Revenue Code, a holder that purchases a HIGH TIDE will be considered to have purchased his undivided interest in the underlying debentures at a premium if the holder's adjusted basis in the HIGH TIDE immediately after the purchase is greater than the principal amount of the underlying debenture. Such a holder will not be subject to the original issue discount rules and may, except to the extent such premium is attributable to the conversion premium on the HIGH TIDES, elect to treat such premium as "amortizable bond premium," in which case the amount of qualified stated interest required to be included in the holder's income each year with respect to the interest on the HIGH TIDE will be reduced by the amount of the amortizable bond premium allocable (based on the HIGH TIDE's yield to maturity) to such year. Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and may not be revoked without the consent of the Internal Revenue Service.

HIGH TIDES PURCHASED AT A MARKET DISCOUNT

     The following discussion assumes that the debentures will not be considered to be issued with original issue discount. If the debentures are considered to be issued with original issue discount, holders should consult their tax advisers as to the income tax consequences of the acquisition, ownership and disposition of the HIGH TIDES acquired at a price that is less than the issue price of the underlying debentures.

     A holder who purchases a HIGH TIDE will be considered to have purchased the underlying debenture at a "market discount" if the holder's adjusted basis in the HIGH TIDE is less than the principal amount of the underlying debenture, unless such market discount is a de minimis amount (generally up to 1/4 of 1 percent of the adjusted issue price of the debenture as of the purchase date multiplied by its weighted average maturity as of such date). In general, any partial payment of principal on, or gain recognized on the maturity or disposition of, the HIGH TIDE or debenture will

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be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the underlying debenture. Alternatively, a holder of a HIGH TIDE may elect to include market discount in income currently over the life of the HIGH TIDE or debenture. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

     Market discount accrues on a straight-line basis unless the holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the HIGH TIDE or debenture with respect to which it is made and is irrevocable. A holder of a HIGH TIDE or debenture that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such HIGH TIDE or debenture in an amount not exceeding the accrued market discount on such HIGH TIDE or debenture until the maturity or disposition of such HIGH TIDE or debenture.

RECEIPT OF DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of HIGH TIDES -- Tax Event or Investment Company Event Redemption or Distribution," debentures may be distributed to holders in exchange for the HIGH TIDES and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the debentures equal to such holder's aggregate tax basis in its HIGH TIDES. A holder's holding period in the debentures so received in liquidation of the Trust would include the period during which the HIGH TIDES were held by such holder. If, however, the exchange is caused by a tax event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the HIGH TIDES.

     Under certain circumstances described herein (see "Description of HIGH TIDES"), the debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their HIGH TIDES. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed HIGH TIDES as to holders, and a holder would recognize gain or loss as if it sold such redeemed HIGH TIDES for cash. See "-- Sale of HIGH TIDES."

SALE OF HIGH TIDES

     A holder that sells its HIGH TIDES will recognize capital gain or loss equal to the difference between the amount realized on the sale of the HIGH TIDES and the holder's adjusted tax basis in such HIGH TIDES (subject to the discussion above regarding Market Discount, which may be treated as ordinary income). A holder's adjusted tax basis in its HIGH TIDES generally will be the initial purchase price paid therefor. In the case of a holder other than a corporation, the maximum marginal United States federal income tax rate applicable to gain recognized in the sale of HIGH TIDES is 20% if such holder's holding period for such HIGH TIDES exceeds one year.

     To the extent the selling price is less than the holder's adjusted tax basis, the holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

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CONVERSION OF HIGH TIDES INTO COMMON STOCK

     A holder of HIGH TIDES will not recognize income, gain or loss upon the conversion, through the conversion agent, of debentures into common stock. The holder will recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less the holder's adjusted tax basis in such fractional share. A holder's tax basis in the common stock received upon conversion generally will be equal to the holder's tax basis in the HIGH TIDES delivered to the conversion agent for exchange less the tax basis allocated to any fractional share for which cash is received, and a holder's holding period in the common stock received upon conversion generally will include the period during which the HIGH TIDES were held by such holder.

DIVIDENDS

     The amount of any distribution we make in respect of our common stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of our current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a holder's tax basis in the common stock and thereafter as gain from the sale or exchange of such stock (as described below).

     In general, a dividend distribution to a corporate holder will qualify for the 70% dividends received deduction if the holder owns less than 20% of the voting power and value of our stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate holder that owns 20% or more of the voting power and value of our stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject to certain holding period, taxable income, and other limitations.

SALE OF COMMON STOCK

     Upon the sale or exchange of common stock, a holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such holder's adjusted tax basis in the common stock. In the case of a holder other than a corporation, the maximum marginal United States federal income tax rate applicable to such gain is 20% if such holder's holding period for such common stock exceeds one year. A holder's basis and holding period in common stock received upon conversion of HIGH TIDES are determined as discussed above under '-- Conversion of HIGH TIDES into Common Stock."

ADJUSTMENT OF CONVERSION PRICE

     Treasury regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of HIGH TIDES as having received a constructive distribution from us in the event the applicable conversion ratio of the debentures were adjusted if (1) as a result of such adjustment, the proportionate interest (measured by the amount of common stock into which the debentures are convertible) of the holders of the HIGH TIDES in the assets or earnings and profits of Calpine were increased, and (2) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the applicable conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or

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accumulated earnings and profits of Calpine. Holders of the HIGH TIDES would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

     Calpine will take the position that the adjustment to the initial conversion ratio in connection with the remarketing will constitute an "isolated" recapitalization for United States federal income tax purposes and, therefore, not be deemed a constructive dividend under Section 305. However, the Internal Revenue Service might contend that any increase in such initial conversion ratio on the reset date is a constructive dividend to holders of the HIGH TIDES who hold the HIGH TIDES immediately before the reset date and that any decrease in such initial conversion ratio on the reset date (or elimination of the conversion feature on the reset date) is a constructive dividend to all holders of common stock at that time. In each case, the amount of the constructive dividend would be the fair market value on the reset date of the number of shares of common stock which, if actually distributed to holders of HIGH TIDES (in the case of an increase in the initial conversion ratio) or to holders of the common stock (in the case of a decrease in the initial conversion ratio or elimination of convertibility of HIGH TIDES), would produce the same increase in the proportionate interests of such holders in the assets or earnings and profits of Calpine as that produced by the adjustment. The aggregate deemed dividend is limited to the current or accumulated earnings and profits of Calpine. Holders of HIGH TIDES would be required to include any such constructive dividend to them in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on HIGH TIDES, payments of dividends on common stock, payments of the proceeds of the sale of HIGH TIDES and payments of the proceeds of the sale of common stock, and a 31% backup withholding tax may apply to such payments if the holder (1) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (2) is notified by the Internal Revenue Service that he has failed to report payments of interest and dividends properly, or (3) under certain circumstances, fails to certify that he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against such holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

NON-U.S. HOLDERS

     The rules governing United States federal income taxation of a beneficial owner of HIGH TIDES or common stock that, for United States federal income tax purposes, is a holder who is not a United States person as that term is defined in the Internal Revenue Code are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the HIGH TIDES and common stock, including any reporting requirements.

INTEREST INCOME

     Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, assuming the debentures are classified as indebtedness of

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Calpine for tax purposes, interest income earned on the debentures by a non-U.S.
holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that (1) the non-U.S. holder does not actually or constructively (including by virtue of its interest in the underlying debentures) own 10% or more of the total combined voting power of all classes of our stock entitled to vote; (2) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership;
(3) the non-U.S. holder is not a bank which acquired the HIGH TIDES in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (4) either (A) the non-U.S. holder certifies to the Trust or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, and holds HIGH TIDES in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. If the Internal
Revenue Service were to successfully recharacterize the debentures as equity interests in, rather than indebtedness of, Calpine for United States federal income tax purposes, any interest paid thereon would be treated as dividend income, to the extent it is deemed paid out of Calpine's earnings and profits and would be subject to United States federal withholding tax at a 30% (or lower treaty) rate.

     Final Treasury regulations would modify the certification requirements on payments of interest made after December 31, 2000. Prospective investors should consult their own tax advisors as to the effect, if any, of the final Treasury regulations on their purchase, ownership and disposition of the HIGH TIDES and common stock.

     Except to the extent that an applicable treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a holder that is a United States person if the interest income is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form 4224 (or successor form) to the payor.

SALE, EXCHANGE OR REDEMPTION OF HIGH TIDES

     A non-U.S. holder of HIGH TIDES generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the HIGH TIDES (including the receipt of cash in lieu of fractional shares upon conversion of HIGH TIDES into common stock) unless (1) the gain is effectively connected with a United States trade or business of the non-U.S. holder, (2) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, (3) the non-U.S. holder is subject to tax pursuant to the provisions of the Internal Revenue Code applicable to certain United States expatriates or (4) in the event that Calpine is characterized as a United States real property holding corporation (see discussion below under "Foreign Investment in Real Property Tax Act"), the non-U.S. holders beneficial and/or constructive

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ownership of HIGH TIDES or common stock exceeds 5% of the total fair market value of the common stock.

CONVERSION OF HIGH TIDES

     In general, no United States federal income tax or withholding tax will be imposed upon the conversion of HIGH TIDES into common stock by a non-U.S. holder (except with respect to the non-U.S. holder's receipt of cash in lieu of fractional shares where one of the conditions described above under "-- Sale, Exchange or Redemption of HIGH TIDES" is satisfied).

SALE OR EXCHANGE OF COMMON STOCK

     Subject to the discussion below regarding "Foreign Investment in Real Property Tax Act," a non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of common stock unless one of the conditions described above under "-- Sale, Exchange or Redemption HIGH TIDES" is satisfied.

DIVIDENDS

     Distributions by Calpine with respect to the common stock that are treated as dividends paid (or deemed paid), as described above under "-- Dividends" to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below), will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under any applicable income tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a non-U.S. holder will be taxed in the same manner as a holder who is a United States person on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the non-U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable tax treaty). Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the holder delivers a properly executed Internal Revenue Service Form 4224 (or successor form) to the payor.

     Under current Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the 30% withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under final Treasury regulations effective with respect to payments made after December 31, 2000, however, non-U.S. holders of common stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Prospective investors should consult their own tax advisors as to the effect, if any, of the final Treasury regulations on their purchase, ownership and disposition of the HIGH TIDES and common stock.

CERTAIN UNITED STATES FEDERAL ESTATE TAX CONSIDERATIONS APPLICABLE TO A NON-U.S. HOLDER

     HIGH TIDES held by an individual who is a non-U.S. holder at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively (including by virtue of its interest in the underlying debentures) own 10% or more of the combined voting power of all classes of our stock entitled to vote, and provided that at the time of death, payments with respect

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to such HIGH TIDES would not have been effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States.

     Common stock actually or beneficially held by a non-U.S. holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     United States information reporting requirements and backup withholding tax will not apply to payments on HIGH TIDES to a non-U.S. holder if the statement described in "-- Interest Income" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a United States person.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of HIGH TIDES, or any payment of the proceeds of the sale of common stock effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations, unless such broker (1) is a United States person as defined in the Internal Revenue Code, (2) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (3) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (1),
(2) or (3) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the HIGH TIDES provides the statement described in "-- Interest Income" or otherwise establishes an exemption.

     If paid to an address outside the United States, dividends on common stock held by a non-U.S. holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under final Treasury regulations, dividend payments made after December 31, 2000 will be subject to information reporting and backup withholding unless certain certification requirements are satisfied. Prospective investors should consult their own tax advisors as to the effect, if any, of the final Treasury regulations on their purchase, ownership and disposition of the HIGH TIDES and common stock.

FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT

     Under the Foreign Investment in Real Property Tax Act, any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specific procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." Covington & Burling has rendered no opinion as to whether we are, at any time within the past 5 years have been, or will in the future become, a United States real property holding corporation. If it is determined that we are, have been in the past five years or in the future become, a United States real property holding corporation, so long as our stock is regularly traded on an established securities market, an exemption

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should apply to the HIGH TIDES and the common stock except with respect to a
non-U.S. holder whose beneficial and/or constructive ownership of HIGH TIDES or common stock exceeds 5% of the total fair market value of the common stock.

     Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A non-U.S. holder who sells or otherwise disposes of HIGH TIDES or common stock may be required to inform its transferee whether such HIGH TIDES or common stock constitute a United States real property interest.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE HIGH TIDES AND COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the HIGH TIDES. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment could result in an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Internal Revenue Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such plans. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Internal Revenue Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) not subject to Section 401 of the Internal Revenue Code are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code.

     Under a regulation relating to plan assets issued by the United States Department of Labor, the assets of the trust would be deemed to be "plan assets" of a plan for purposes of ERISA and Section 4975 of the Internal Revenue Code if "plan assets" of the plan were used to acquire an equity interest in the trust and no exception were applicable under the plan assets regulation. An "equity interest" is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     Pursuant to an exception contained in the plan assets regulation, the assets of the trust would not be deemed to be "plan assets" of investing plans if, immediately after the most recent acquisition of

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any equity interest in the trust, less than 25% of the value of each class of equity interests in the trust were held by plans, other employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code (such as governmental, church and foreign plans), and entities holding assets deemed to be "plan assets" of any plan. No assurance can be given that the value of the HIGH TIDES held by benefit plan investors will be less than 25% of the total value of such HIGH TIDES at the completion of the initial offering or otherwise. All of the common securities will be purchased and held by us. If assets of the trust are treated as "plan assets," the trust trustees could be treated as fiduciaries to plans that acquired the HIGH TIDES.

     Some transactions involving the trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code with respect to a plan if the HIGH TIDES were acquired with "plan assets" of such plan and assets of the trust were deemed to be "plan assets" of plans investing in the trust. For example, if Calpine is a party in interest with respect to an investing plan (either directly or by reason of its ownership of its subsidiaries), extensions of credit between Calpine and the trust (as represented by the convertible junior subordinated debentures and the guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Internal Revenue Code, unless exemptive relief were available under an applicable administrative exemption (see below). In that regard, it is noted that Calpine is a party in interest with respect to certain employee benefit plans covering employees of Calpine and its subsidiaries. However, Calpine does not currently provide services to plans, or serve as a fiduciary of plans, other than our plans and accordingly might not be treated as a party in interest with respect to any plans other than our plans. If Calpine is not a party in interest with respect to a plan which is not our plan, then a direct or indirect loan between Calpine and the plan would not appear to constitute a prohibited transaction.

     The Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the HIGH TIDES, assuming that assets of the trust were deemed to be "plan assets" of plans investing in the trust (see above). Those class exemptions are PTCE 96-23 (for some transactions determined by in-house asset managers), PTCE 95-60 (for some transactions involving insurance company general accounts), PTCE 91-38 (for some transactions involving bank collective investment funds), PTCE 90-1 (for some transactions involving insurance company separate accounts) and PTCE 84-14 (for some transactions determined by qualified professional asset managers).

     Because the HIGH TIDES may be deemed to be equity interests in the trust for purposes of applying ERISA and Section 4975 of the Internal Revenue Code, the HIGH TIDES may not be purchased or held by any plan, any entity whose underlying assets include "plan assets" by reason of any plan's investment in an entity or any person investing "plan assets" of any plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the HIGH TIDES or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a plan or a plan asset entity and is not purchasing such securities on behalf of or with "plan assets" of any plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Further, the fiduciaries of any plan or plan asset entity which may purchase or hold HIGH TIDES will be deemed as a result of such acquisition or holding to have (a) directed the trust to invest in the HIGH TIDES, (b) authorized and directed any of the actions taken or which may be taken with respect to the trust and the HIGH TIDES by any of Calpine, the declaration trustees, the debenture trustee, or the guarantee trustee as contemplated by the indenture governing the debentures, the debentures or the guarantee and (c) to have appointed the declaration trustees.

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     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the HIGH TIDES on behalf of or with "plan assets" of any plan consult with their counsel regarding the potential consequences if the assets of the trust were deemed to be "plan assets" and whether Calpine is a party in interest with respect to the plan and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to the acquisition or holding of HIGH TIDES.

                                 LEGAL MATTERS

     The validity of the debentures, the guarantee and any common stock issuable upon conversion of the HIGH TIDES offered hereby have been passed upon for us by Covington & Burling, New York, New York. Richards, Layton & Finger, P.A., special Delaware counsel to the trust and Calpine, have passed on certain matters of Delaware law relating to the validity of the HIGH TIDES.

                              INDEPENDENT AUDITORS

     The consolidated financial statements and schedules as of December 31, 1999, 1998 and 1997 incorporated by reference in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. The consolidated financial statements and supporting schedules referred to above have been included herein in reliance upon the authority of that firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by Calpine in connection with resales of the securities being registered. All amounts are estimates except the SEC registration statement filing fee.

SEC Registration Statement Filing Fee.......................  $ 95,040
Legal Fees and Expenses.....................................    50,000
Accounting fees and expenses................................    37,500
Trustee's fees and expenses (including counsel fees)........    10,000
Printing Fees...............................................   300,000
Transfer Agent Fees.........................................     5,000
Miscellaneous...............................................    10,000
                                                              --------
     Total..................................................  $507,540
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     In accordance with Delaware Law, the certificate of incorporation of Calpine Corporation ("Calpine") contains a provision to limit the personal liability of the directors of Calpine for violations of their fiduciary duty. This provision eliminates each director's liability to Calpine or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to Calpine or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     Article Ten of the bylaws of Calpine provides for indemnification of the officers and directors of Calpine to the fullest extent permitted by applicable law.

     Calpine has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and the Calpine's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against Calpine or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by Calpine, and Calpine would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of Calpine but would be offset by Calpine's obligations to the director or officer under the indemnification agreement. In addition, the directors of Calpine are insured under officers and directors liability insurance policies.

     Reference is made to Section 5 of the Registration Rights Agreement incorporated by reference as Exhibit 4.5 hereto for a description of the indemnification arrangements in connection with the registration of the HIGH TIDES under the Securities Act of 1933.

     Article X of the Amended and Restated Declaration of Trust of the Trust limits the liability to the Trust and certain other persons and provides for the indemnification by Calpine of Trustees, their officers, directors and employees and certain other persons.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  +3.1    Amended and Restated Certificate of Incorporation of Calpine
          Corporation, a Delaware corporation (the "Company")(a)
  +3.2    Amended and Restated By-laws of the Company(a)
  +4.1    Certificate of Trust of Calpine Capital Trust II, a Delaware
          statutory trust, filed January 25, 2000(b)
  +4.2    Declaration of Trust of Calpine Capital Trust II, dated as of January 24, 2000, among the Company, as Depositor and
          Debenture Issuer, The Bank of New York (Delaware), as
          Delaware Trustee, The Bank of New York, as Property Trustee,
          and the Administrative Trustees named therein(b)
  +4.3    Indenture, dated as of January 31, 2000, between the Company and The Bank of New York, as Trustee, including form of
          5 1/2% Convertible Subordinated Debenture due 2030(b)
  +4.4    Remarketing Agreement, dated as of January 31, 2000, among the Company, the Trust, The Bank of New York, as Tender
          Agent and Credit Suisse First Boston Corporation, as
          Remarketing Agent(b)
  +4.5    Registration Rights Agreement, dated January 31, 2000, among the Company, the Trust, Credit Suisse First Boston
          Corporation and ING Barings LLC(b)
  +4.6    Amended and Restated Declaration of Trust of Calpine Capital
          Trust II, dated as of January 31, 2000, among the Company, as Depositor and Debenture Issuer, The Bank of New York
          (Delaware), as Delaware Trustee, The Bank of New York, as
          Property Trustee, and the Administrative Trustees named
          therein, including form of 5 1/2% Convertible Preferred
          Security and form of Common Security(b)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  +4.7    Preferred Securities Guarantee Agreement, dated as of
          January 31, 2000, between the Company and The Bank of New
          York, as Guarantee Trustee(b)
  *5.1    Opinion of Covington & Burling
  *5.2    Opinion of Richards, Layton & Finger, P.A. as to certain
          matters of Delaware law
  *8.1    Opinion of Covington & Burling as to certain tax matters
 *12.1    Statement Regarding Computation of Ratios
 *23.1    Consent of Arthur Andersen LLP, independent public
          accountants
 *23.2    Consents of Covington & Burling (included in Exhibits 5.1
          and 8.1)
 *23.3    Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.2)
 *24.1    Power of Attorney of Officers and Directors of the Company
          (set forth on the signature pages hereto)
 *24.2    Power of Attorney of Administrative Trustees of the Trust
          (set forth on the signature pages hereto)
 *25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture filed as Exhibit 4.3 hereto
 *25.2    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.6 hereto
 *25.3    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Guarantee Trustee under the Preferred Securities Guarantee
          Agreement filed as Exhibit 4.7 hereto

-------------------------

 *  Filed herewith.

 +  Previously filed.

(a) Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-07497).

(b) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and filed on February 29, 2000.

ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement, shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized in the City of San Jose, State of California, on this   day of March,
2000.

                                          CALPINE CORPORATION

                                          By        /s/ ANN B. CURTIS
                                            ------------------------------------
                                             Ann B Curtis
                                             Executive Vice President and
                                             Director

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation do hereby constitute and appoint Peter Cartwright and Ann B. Curtis, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
               /s/ PETER CARTWRIGHT                  Chairman, President, Chief       March 31, 2000
---------------------------------------------------  Executive and Director
                 Peter Cartwright                    (Principal Executive Officer)

                 /s/ ANN B. CURTIS                   Executive Vice President and     March 31, 2000
---------------------------------------------------  Director (Principal Financial
                   Ann B. Curtis                     Officer)

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
             /s/ CHARLES B. CLARK, JR                Vice President and Corporate     March 31, 2000
---------------------------------------------------  Controller (Principal
               Charles B. Clark, Jr.                 Accounting Officer)

               /s/ JEFFREY E. GARTEN                 Director                         March 31, 2000
---------------------------------------------------
                 Jeffrey E. Garten

                /s/ SUSAN C. SCHWAB                  Director                         March 31, 2000
---------------------------------------------------
                  Susan C. Schwab

              /s/ GEORGE J. STATHAKIS                Director                         March 31, 2000
---------------------------------------------------
                George J. Stathakis

                /s/ JOHN O. WILSON                   Director                         March 31, 2000
---------------------------------------------------
                  John O. Wilson

               /s/ V. ORVILLE WRIGHT                 Director                         March 31, 2000
---------------------------------------------------
                 V. Orville Wright

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly
authorized in the City of San Jose, State of California, on this   day of March,
2000.

                                          CALPINE CAPITAL TRUST II

                                          By        /s/ ANN B. CURTIS
                                            ------------------------------------
                                             Ann B Curtis
                                             as Administrative Trustee

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned administrative trustees of Calpine Capital Trust II do hereby constitute and appoint Peter Cartwright and Ann B. Curtis, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Calpine Capital Trust II to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                     SIGNATURE                                    TITLE                    DATE
                     ---------                                    -----                    ----
               /s/ PETER CARTWRIGHT                  Administrative Trustee           March 31, 2000
---------------------------------------------------
                 Peter Cartwright

                 /s/ ANN B. CURTIS                   Administrative Trustee           March 31, 2000
---------------------------------------------------
                   Ann B. Curtis

                /s/ THOMAS R. MASON                  Administrative Trustee           March 31, 2000
---------------------------------------------------
                  Thomas R. Mason

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  +3.1    Amended and Restated Certificate of Incorporation of Calpine
          Corporation, a Delaware corporation (the "Company")(a)
  +3.2    Amended and Restated By-laws of the Company(a)
  +4.1    Certificate of Trust of Calpine Capital Trust II, a Delaware
          statutory trust, filed January 25, 2000(b)
  +4.2    Declaration of Trust of Calpine Capital Trust II, dated as of January 24, 2000, among the Company, as Depositor and
          Debenture Issuer, The Bank of New York (Delaware), as
          Delaware Trustee, The Bank of New York, as Property Trustee,
          and the Administrative Trustees named therein(b)
  +4.3    Indenture, dated as of January 31, 2000, between the Company and The Bank of New York, as Trustee, including form of
          5 1/2% Convertible Subordinated Debenture due 2030(b)
  +4.4    Remarketing Agreement, dated as of January 31, 2000, among the Company, the Trust, The Bank of New York, as Tender
          Agent and Credit Suisse First Boston Corporation, as
          Remarketing Agent(b)
  +4.5    Registration Rights Agreement, dated January 31, 2000, among the Company, the Trust, Credit Suisse First Boston
          Corporation and ING Barings LLC(b)
  +4.6    Amended and Restated Declaration of Trust of Calpine Capital
          Trust II, dated as of January 31, 2000, among the Company, as Depositor and Debenture Issuer, The Bank of New York
          (Delaware), as Delaware Trustee, The Bank of New York, as
          Property Trustee, and the Administrative Trustees named
          therein, including form of 5 1/2% Convertible Preferred
          Security and form of Common Security(b)
  +4.7    Preferred Securities Guarantee Agreement, dated as of
          January 31, 2000, between the Company and The Bank of New
          York, as Guarantee Trustee(b)
  *5.1    Opinion of Covington & Burling
  *5.2    Opinion of Richards, Layton & Finger, P.A. as to certain
          matters of Delaware law
  *8.1    Opinion of Covington & Burling as to certain tax matters
          with respect to the HIGH TIDES
 *12.1    Statement Regarding Computation of Ratios
 *23.1    Consent of Arthur Andersen LLP, independent public
          accountants
 *23.2    Consents of Covington & Burling (included in Exhibits 5.1
          and 8.1)
 *23.3    Consent of Richards, Layton & Finger, P.A. (included in
          Exhibit 5.2)
 *24.1    Power of Attorney of Officers and Directors of the Company
          (set forth on the signature pages hereto)
 *24.2    Power of Attorney of Administrative Trustees of the Trust
          (set forth on the signature pages hereto)
 *25.1    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture filed as Exhibit 4.3 hereto

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *25.2    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.6 hereto
 *25.3    Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Guarantee Trustee under the Preferred Securities Guarantee
          Agreement filed as Exhibit 4.7 hereto

-------------------------

 *  Filed herewith.

 +  Previously filed.

(a) Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration Statement 33-07497)

(b) Incorporated by reference to the Company's Annual Report on Form 10-K dated December 31, 1999 and filed on February 29, 2000.